UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
Registration Statement under the Securities Act of 1933

CHINA MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	7812	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12/F, Block D, Chang An Guo Ji
No. 88 Nan Guan Zheng Street
Beilin District, Xi'An, Shaan'Xi Province
China - 710068
(86) 298765-1114
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CSC Services of Nevada, Inc.
502 East John Street
Carson City, Nevada 89706
(775) 882-3072
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Prospectus is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.00001	8,200,000	0.002	16,400	0.92

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933. The price per share and the aggregate offering price for the shares are calculated on the basis of our most recent private placement of common stock at $0.002 per share on July 7, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

CHINA MEDIA INC.

8,200,000 Shares of Common Stock

The date of this Prospectus is December 22, 2009.

China Media Inc. (“China Media”, “we”, “us”) is registering 8,200,000 shares of common stock held by 7 selling security holders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “CHND.OB”.  Though our common stock became eligible for quotation on the OTC Bulletin Board on September 19, 2008, as of the date of the filing of this Prospectus there have not been any trades in our common stock.  The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for over-the-counter equity securities.  Over-the-counter securities are traded by a community of market makers that enter quotes and trade through a sophisticated computer network. Information on the OTC Bulletin Board can be found at www.otcbb.com.

OTC Bulletin Board quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.  Our common stock is presently not traded on any stock market or securities exchange. We do not intend to apply for listing on any national securities exchange or on the NASDAQ stock market.  The purchasers in this offering may be receiving an illiquid security.

The selling security holders may offer certain of our securities at prevailing market prices established on the OTC Bulletin Board at the time of sale or privately negotiated prices by the selling security holders.  No proceeds will be received by us from the sale of shares of our common stock by the selling security holders. We will incur all costs associated with this Prospectus.

An investment in our securities is speculative. Investors should be able to afford the loss of their entire investment.  See the section entitled "Risk Factors" beginning on Page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 9 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We were incorporated under the name Protecwerx Inc. on October 16, 2007 under the laws of the State of Nevada.  On July 7, 2009 we effected a change of control pursuant to which Fullead Overseas Limited, a company over which our Director, Bin Li, has sole voting and investment power, acquired approximately 85% of our common stock.  On August 6, 2009 we filed an amendment to our Articles of Incorporation to change our name to China Media Inc., and on September 16, 2009 we entered into a share exchange agreement with Vallant Pictures Entertainment Co., Ltd., now our wholly owned subsidiary.  The closing of the transactions contemplated by the share exchange agreement occurred on November 30, 2009, at which time we adopted the business of Vallant.  Our principal executive offices are located at 12/F, Block D, Chang An Guo Ji, No. 88 Nan Guan Zheng Street, Beilin District, Xi'An, Shaan'Xi Province, China 710068.  Our telephone number is (86) 298765-1114.  Our fiscal year end is June 30.

We are engaged in the development of films and television series for the Chinese market and we have produced, or begun to produce, one feature-length film, eleven television series and one documentary.  All of them have been released and distributed except for one television series that we plan to release in early 2010 and two television series in which we recently sold our interest.  Our programming that we have either produced or begun to produce consists of the following:

Name	Programming Type	Status
Invisible Wings	Film	Released
Special Mission	TV Series	Released
Lotus Lantern Prequel	TV Series	Released
Lucky Chicken	TV Series	Released
Hard Corps	TV Series	Released
Tianshan Urgency Action	TV Series	Released
Drive Dragon Gate	TV Series	Released
Lover’s Grief	TV Series	Released
Plum Blossom Archives	TV Series	Released
Gongtan Ancient Town of China	Documentary	Released
Doctor County Mayor	TV Series	To Be Released
Fox-Hunting	TV Series	Sold
Desert Love Story	TV Series	Sold

Television series in China are similar to those in the North American market, but they do not air seasonally.  Each series has a finite lifetime of anywhere from 10 to 50 episodes, at which point the series ends and a new one is developed.  The new series may be based on previous ones, but the development of a new series does not follow the same type of recurring seasonal structure as in North America.

In 2007, our television series Special Mission received a viewership rating of 4% of the entire Chinese market when it was broadcast on China Central Television (“CCTV”), Channel 8.  In the same year Invisible Wings received the Outstanding Children’s Film and Outstanding Young Actress awards during the 12th Film Ornamental Column Awards, the Golden Elephant Award during the Indian International Film Festival, the Golden Angel Award during the Hollywood China-USA Film Festival, and was featured as the opening film of Beijing International Sport Film Week.

Our revenue sources include sales of broadcast rights for television series, sales of broadcast rights for films, and advertising and title sponsorship sales for television series. Our revenues for the fiscal years ended June 30, 2009 and June 30, 2008 were as follows:

	Year Ended June 30
	2009	2008
Invisible Wings	$452,180	$75,056
Special Mission	-	$1,955,198
Lotus Lantern Prequel	$1,223,275	-
Total Revenues	$1,675,455	$2,030,254

The Offering

The 8,200,000 shares of our common stock being registered by this Prospectus represent approximately 21% of our issued and outstanding common stock as of December 22, 2009.

Securities Offered:	8,200,000 shares of common stock offered by 7 selling security holders.
Initial Offering Price:
The selling security holders have the option to sell their shares at an initial offering price of $0.002 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Minimum Number of Securities to be Sold in this Offering:	None
Securities Issued and to be Issued:
As of December 22, 2009 we had 39,750,000 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is quoted on the OTC Bulletin Board under the symbol “CHND.OB”. Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.  We have included the financial data of China Media Inc., the public company, and Vallant Pictures Entertainment Co., Ltd., the private company which we acquired pursuant to our November 30, 2009 share exchange. We will prepare the statements combining the financials of the two companies after the closing of the share exchange for the period ended December 31, 2009, as a result of the change in our fiscal year end to June 30, which is the fiscal year end of Vallant.

Income Statement Data

	China Media Inc.			Vallant Pictures Entertainment Co., Ltd.
	Three Months Ended October 31, 2009 (unaudited) ($)	Year ended January 31, 2009 ($)	Period from inception on October 16, 2007 to October 31, 2009 (unaudited) ($)	Three Months Ended September 30, 2009 (unaudited)($)	Year ended June 30, 2009 ($)	Year ended June 30, 2008 ($)
Revenues	-	-	-	-	1,675,455	2,030,254
Expenses	600	53,732	167,870	40,271	245,958	429,785
Net Profit (Loss)	(600)	(57,732)	(167,870)	25,213	567,006	820,716
Net Profit (Loss) per share	(0.00)	(0.00)	(0.00)	(25,213)	567,006	820,716

Balance Sheet Data

	China Media Inc.		Vallant Pictures Entertainment Co., Ltd.
	October 31, 2009 ($) (unaudited)	Year ended January 31, 2009 ($)	September 30, 2009 ($) (unaudited)	June 30, 2009 ($)	June 30, 2008 ($)
Working Capital (Deficiency)	(754)	(332)	4,518,900	4,540,735	2,790,132
Total Assets	355	3,085	6,903,261	6,918,980	5,972,096
Total Current Liabilities	1,100	3,417	382,927	361,211	355,951

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus.

Risks Related to Our Business

1. The loss of Dean Li, our President, Chief Executive Officer, Secretary and Director, and Bin Li, our Director, would harm our business and decrease our ability to operate profitably.

We will rely heavily on Dean Li and Bin Li to conduct our operations and the loss of these individuals could significantly disrupt our business.  Virtually all material decisions concerning the conduct of our business, including which motion pictures or television series we will develop and produce, are made or are significantly influenced by Dean Li and Bin Li.  We do not have any employment agreements with either of these individuals, and as such, they may resign from their positions with us at any time.  While we believe that we may be able to enter into executive services agreements with Dean Li and Bin Li, we cannot assure you that we will be able to enter into such agreements in the near future, if at all. Should we fail to enter into acceptable agreements with Dean Li and Bin Li, we may not be able to maintain the visibility in the industry that is necessary to maintain and extend our production, financing and distribution agreements which will lead to a loss of revenues and profitability.

2. We require additional funding to continue our operations.  If we do not secure additional funding, we may not be able to produce any more films or television series, which will affect our ability to generate revenues and achieve profitability.

Our failure to raise additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations.  Our business plan contemplates that we will finance a significant portion of each film or television series production through external financing via debt, equity or joint ventures.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, finance the acquisition, production and/or distribution of film or television programs, which would negatively impact our business and our ability to generate revenues and achieve profitability.

3. Our business is dependent upon the success of a limited number of releases each year, and the commercial failure of one or more of them could have a material adverse effect on our business, which could result in the loss of your investment.

We expect to release a limited number of feature films or television series per over the next few years.  The commercial failure of even one of those films could result in a significant adverse impact on our results of operations, not only in the year of release but also in future periods.  If we are unable to sustain a track record of successful releases, it may become more difficult for us to enter into high quality distribution agreements.

We cannot assure you that our films or television series will be commercially successful.  If the commercial performance of the films or television series selected by us for production falls short of expectations, our revenues will be negatively impacted, which could have a material adverse effect on our business, results of operations and financial condition.  If our film and television programming does not meet our expectations, we may be forced to decrease our business operations and you could lose your investment.

4. If we do not complete a film or television series on schedule or within budget, our ability to generate revenues may be diminished or delayed and our profitability limited.

Our success depends on our ability to complete our films and television series on schedule and within budget.  Our ability to adhere to these schedules and budgets will depend upon many factors that are not necessarily within our control, including but not limited to: (i) whether we are able to attract suitable production and creative staff within our budget; (ii) the continued availability of selected directors, producers, actors and other key personnel; (iii) delays caused by unpredictable weather or other external factors; (iv) the availability and affordability of desirable locations; and (v) our ability to secure appropriate facilities for post-production work in a timely fashion.

As a result of these factors, we cannot be certain that any films or television series we produce will occur on schedule or within budget.  If we are forced to exceed our production budgets due to unforeseen problems, we may be required to raise additional capital in the form of short-term debt or equity.  There is no assurance that we will be able to secure additional debt or equity.  Additionally, if we do not complete the films or television series on schedule their distribution may be delayed, which will increase the time before we are able to generate revenues and may limit our ultimate financial return and profitability.

5. Our revenue and profitability may be negatively affected by advances in technology that create alternative forms of entertainment, which may increase our costs or lower our expected revenues.

The entertainment industry in general and the motion picture industry in particular continue to undergo significant changes, primarily due to technological developments.  Due to the rapid growth of technology and shifting consumer tastes, we cannot accurately predict the overall effect that such changes may have on our potential revenue from, and the profitability of, motion pictures.  In addition, certain distribution outlets for the films and television series we produce may not achieve predicted public acceptance. This may result in us paying higher distribution fees or receiving lower licensing fees when we renegotiate our distribution agreements.

6. If production and acquisition costs increase in the future our financial condition and profitability could be adversely affected.

The costs of producing, marketing and distributing motion pictures, both for the major studios and independent distributors, have increased dramatically in the past decade.  Production costs include various costs, charges and expenses incurred in acquiring and producing a film or television series.  If they increase, the capital required by television programming producers and distributors to operate will increase, as will the risk borne by these parties.  If these costs rise at a greater rate than we expect or if we are not able to increase revenues from our productions at the same rate as cost increases, this could have a substantial negative impact on our financial condition and profitability.

7. We rely on a small number of significant customers.  If we lose even one of our customers, our ability to generate revenues could be significantly impacted.

Our success depends substantially upon retaining certain significant clients, such as China Central Television.  We cannot guarantee that we will be able to maintain long-term relationships or renew short-term relationships with our significant clients in the future.  If we were to lose such customers, it is unclear if we would be able to replace them or how long it would take to do so.  Accordingly, this could impact our revenues and profitability to a considerable extent.

8. Our revenues and results of operations may fluctuate unexpectedly due to factors such as the timing of releases of competing programming, public acceptance of the any programming we produce, and other factors that we cannot control and which may decrease our profitability.

We cannot assure you that any programming we produce will be financially successful because the production and distribution of films and television series is subject to numerous uncertainties, including the availability of creative talent, the release schedule of competing programming, public acceptance and other factors.  The commercial success of film and television programming also depends on the availability of alternative forms of entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with any certainty.  Therefore, there is a substantial risk that some or all of the programming we produce will not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.  If some or all of our films or television series are not commercially successful, the creative community may look to our competitors to produce and finance their programming, which may have a material adverse effect on our business and decrease our revenues and profitability.

9. An oversupply of television programming in the marketplace may cause us to experience a decline in revenues due to a lack of demand for our products.

Despite a general increase in market size, the number of films and television series released by our competitors, especially during peak periods, may create an oversupply in the market and may reduce our ability to attract television networks to air our programming.  Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when viewership is expected to be highest.  We cannot guarantee that we will be able to release all of our films and television series as scheduled, and such an oversupply may cause our revenues to decline due to a lack of demand for our products.

Risks Related to Doing Business in China

10. All of our assets and our directors and officers are located outside the United States, and it may therefore be difficult for you to enforce any judgments obtained against us or our directors and officers within the United States.

All of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States.  A majority of our officers and directors are also nationals and/or residents of a country other than the United States, and all or a substantial portion of their assets are located outside the United States.  As a result, it may be difficult for you to enforce within the United States any judgments obtained against us or our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.  Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our directors and officers.

11. We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act (the “FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the FCPA for the purpose of obtaining or retaining business.  We have operations and agreements with third parties and sell our programming in China, and our activities in China create the risk of unauthorized payments or offers of payment by any of our employees, consultants, sales agents or distributors, even though these parties are not always subject to our control.  It is our policy to implement safeguards to discourage these practices; however, our existing safeguards and any future improvements may prove to be less than effective, and our employees, consultants, sales agents or distributors may engage in conduct for which we might be held responsible.  Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.  In addition, the U.S. government may seek to hold us liable for successor liability related to FCPA violations committed by companies in which we acquire an interest.

12. Adverse changes in the political and economic policies of the Chinese government could impede the overall economic growth of China, which could reduce the demand for our products, increase our expenses and decrease our revenues.

We conduct all of our operations and generate all of our revenues in China.  Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China.  The Chinese economy differs from the economies of most developed countries in many respects, including:

-	the higher level of government involvement;

-	the early stage of development of the market-oriented sector of the economy;

-	the rapid growth rate;

-	the higher level of control over foreign exchange; and

-	the allocation of resources.

As the Chinese economy has been transitioning from a planned economy to a more market-oriented economy, the Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.

Although the Chinese government has in recent years implemented measures emphasizing the use of market forces for economic reform, it continues to exercise significant control over economic growth in the country through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.  These changes could effect our operations in any number of ways, including reducing demand for our products, increasing our expenses or decreasing our revenues.

13. Uncertainties with respect to the Chinese legal system could limit the legal protections available to both you and us.

We conduct substantially all of our business through our operating subsidiary in China, which is generally subject to laws and regulations applicable to enterprises that are the subject of foreign investment in China.

The Chinese legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value.  Since 1979, a series of new Chinese laws and regulations have significantly enhanced the protections afforded to various forms of foreign investment in China.  However, since the Chinese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to both you and us.  In addition, any litigation in China may be protracted and result in substantial costs and the diversion of resources and management’s attention, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States.  As a result, it could be difficult for you to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiary.

14. The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.  Changes in Chinese government policies may have an adverse effect on our business and affect our ability to create revenues or achieve profitability.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China and affect our ability to create revenues or achieve profitability.

15. Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

Most of our sales revenue and expenses are denominated in Chinese Yuan Renminbi (“RMB”). Under Chinese law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our Chinese operating VIE subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements.  However, the relevant Chinese government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by Chinese operating subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with government authorities, including SAFE.  In particular, if Vallant, our Chinese operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance Vallant by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce or their respective local counterparts.  These limitations could affect Vallant’s ability to obtain foreign exchange through debt or equity financing.

Risks Related to the Ownership of Our Stock

16. Because there is no active trading market for our common stock, you mayl not be unable to resell your shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained.  Our common stock is currently quoted on the OTC Bulletin Board, but since it has become eligible for quotation, there have not been any trades in such stock.  Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  If a public market for our common stock does not develop, then you may not be able to resell any shares of our common stock that you purchase and may lose all of your investment.  If we establish a trading market for our common stock, its market price may be significantly affected by factors such as actual or anticipated fluctuations in our operating results, general market conditions and other factors.  In addition, the stock market from time to time experiences significant price and volume fluctuations that particularly affect the market prices of shares of development stage companies, which may adversely affect the market price of our common stock in a material manner.

17. We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We completed an offering of 32,500,000 shares of our common stock at a price of $0.002 per share to investors on July 7, 2009.  Since our inception, we have relied on such sales of our common stock to fund our operations.  We will likely be required to conduct additional equity offerings in the future to finance our current business or to finance subsequent businesses that we decide to undertake.  If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, your percentage interest in us will be diluted.

18.  Though our common stock has been quoted for trading on the OTC Bulletin Board since September 19, 2008, there have been no trades in our stock since that day.  This could adversely affect your ability to sell your shares and the available price for the shares when sold.  You may not be able to sell your shares at your purchase price or at any price at all.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “CHND”.  The market for our stock is highly volatile.  We cannot assure you that there will be a market in the future for our common stock.  Trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  You may not be able to sell your shares at your purchase price or at any price at all.  Accordingly, you may have difficulty reselling any shares your purchase from the selling security holders.

19. Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

20. Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

21. Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

22. We do not intend to pay dividends and there will thus be fewer ways in which you can make a gain on your investment.

We have never paid any cash or stock dividends and we do not intend to pay any dividends for the foreseeable future.  To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends.  Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock.  There will therefore be fewer ways in which you can make a gain on your investment.

23. Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending June 30, 2010.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis.

24. Certain of our existing stockholders have substantial influence over us and their interests may not be aligned with the interests of our other stockholders.

Jing Mu owns approximately 28.9% of our outstanding voting securities and Hao Sun owns approximately 25.2% of our outstanding voting securities.  These individuals do not hold any of our officer or director positions; however, as a result of their share ownership, each has significant influence over our business, including decisions regarding mergers, consolidations, liquidations, the sale of all or substantially all of our assets, the election of directors and other significant corporate actions.  This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our assets or reduce the market price of our shares.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.

Determination of Offering Price

The selling security holders have the option to sell their shares at an initial offering price of $0.002 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The number of securities that may be sold by a selling security holder will be determined by each selling security holder.  The selling security holders are under no obligation to sell all or any portion of the securities offered, nor are the selling security holders obligated to sell such shares immediately under this Prospectus.  A security holder may sell securities at any price depending on privately negotiated factors such as a security holder's own cash requirements, or objective criteria of value such as the market value of our assets.

Dilution

All of the 8,200,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Selling Security Holders

The 7 selling security holders are offering for sale of 8,200,000 shares of our issued and outstanding common stock which they obtained as part of the following issuances:

•
On October 17, 2007 we issued 30,000,000 shares of our common stock to our former sole officer and director, Jerry Boyd, at a price of $0.002 per share for cash proceeds of $60,000.  Mr. Boyd subsequently cancelled or transferred all but 200,000 shares of our common stock.  The shares which originated from this sale and are being included in this offering are as follows:

•	200,000 shares retained by Mr. Boyd;

•	100,000 shares transferred by Mr. Boyd to Chi Ming Chan; and

•	1,900,000 shares transferred by Mr. Boyd to Wise Angel Limited.

•
On July 7, 2009 we issued 32,500,000 shares of our common stock to Fullead Overseas Limited, a company over which Bin Li, our Director, has sole voting and investment power, at a price of $0.002 for cash proceeds of $65,000.  Fullead Overseas Limited subsequently transferred all of its shares of our common stock to various persons.  The shares which originated from this sale and are being included in this offering are as follows:

•	3,000,000 shares owned by Zhongchi Li;

•	300,000 shares owned by Mayford International Investments Limited;

•	700,000 shares owned by Sharpmind Limited; and

•	5,000,000 shares owned by Wenquian Shen.

All of these securities were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”).  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders have the option to sell their shares at an initial offering price of $0.002 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The following table provides information as of December 22, 2009 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•	the number of shares owned by each prior to this offering;

•	the number of shares being offered by each;

•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•	the percentage of shares owned by each; and

•	the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Jerry Boyd (3)	200,000	(4)	200,000	0	0
Chi Ming Chan	100,000	(4)	100,000	0	0
Zhongchi Li	3,000,000	7.5	3,000,000	0	0
Mayford International Investments Limited (5)	300,000	(4)	300,000	0	0
Sharpmind Limited (6)	700,000	1.8	700,000	0	0
Wenqian Shen	5,000,000	12.6	2,000,000	3,000,000	7.5
Wise Angel Limited (7)	1,900,000	4.8	1,900,000	0	0
Total	11,200,000		8,200,000

(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 39,750,000 shares of our common stock issued and outstanding and as at December 22, 2009.

(3)	Jerry Boyd is our former President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

(4)	Less than 1%.

(5)	Qing Xie has sole voting and investment power over the securities owned by Mayford International Investments Limited.

(6)	Yip Chun Yu has sole voting and investment power over the securities owned by Sharpmind Limited.

(7)	Luo Qijun has sole voting and investment power over the securities owned by Wise Angel Limited.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 8,200,000 shares of our common stock on behalf of the selling security holders.  The selling security holders have the option to sell the 8,200,000 shares of our common stock at an initial offering price of $0.002 per share until a market for our common stock develops, and thereafter at prevailing market prices or privately negotiated prices.

No public market currently exists for shares of our common stock.  Although our stock became eligible for quotation on the OTC Bulleting Board on September 18, 2009, as of the filing of this Prospectus, no trades of our common stock have been carried out.

We may be unable to develop a trading market for our common stock.  Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects.  The OTC Bulletin Board should not be confused with the NASDAQ market.  OTC Bulletin Board issuers are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market.  Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a recognized stock exchange.  In the absence of an active trading market, you may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

•	on such public markets as the securities may be trading;

•	in privately negotiated transactions; or

•	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

•	at an initial price of $0.002 per share until a market develops;

•	at the market price prevailing at the time of sale;

•	at a price related to such prevailing market price; or

•	at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock.  The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock.  In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•	not engage in any stabilization activities in connection with our securities; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling security holders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.  Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 180,000,000 shares of common stock, $0.00001 par value, and 20,000,000 shares of preferred stock, $0.00001 par value.  There are currently no differences in the rights or restrictions attached to our two classes of common stock.

Common Stock

As of December 22, 2009 we had 39,750,000 shares of our common stock issued and outstanding.  We did not have any outstanding options or any other convertible securities as of December 22, 2009.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to December 22, 2009 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the years ended June 30, 2008 and 2009 have been included in this Prospectus in reliance upon Malone & Bailey, PC, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Prospectus contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may”, “anticipates”, “believes”, “should”, “intends”, “estimates” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for the purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications outlined above and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.

Share Exchange

On September 16, 2009 we entered into a share exchange agreement (the “Share Exchange Agreement”) with Vallant Pictures Entertainment Co., Ltd., a company incorporated under the laws of the British Virgin Islands (“Vallant”) and Bin Li, our Director and the former sole shareholder of Vallant.  According to the terms of the Share Exchange Agreement, we agreed to acquire the sole issued and outstanding common share of Vallant from Bin Li in exchange for 7,000 shares of our common stock.

On November 30, 2009 we closed the transactions contemplated by the Share Exchange Agreement and acquired Vallant as our wholly owned subsidiary.  Vallant has entered into a series of contractual obligations with Xi’An TV Media Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Xi’An TV”) that is engaged in the business of producing and developing television programming for the Chinese market, as well as the holders of 62.61% of the voting shares of Xi’An TV.  A full description of these contractual arrangements is included under the heading “Organization”, below.

We had 39,743,000 shares of our common stock issued and outstanding before the closing of the transactions contemplated by the Share Exchange Agreement.  Upon the closing of the transactions, we issued 7,000 shares of our common stock to Bin Li, our Director and the former sole shareholder of Vallant.  Mr. Li is the beneficial owner of 2,000,000 additional shares of our common stock.  The 7,000 shares of our common stock were issued to Mr. Li in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act.

Prior to our entry into the Share Exchange Agreement, Bin Li was our Director and the sole officer, director and beneficial owner of Vallant.  Further details on the transactions contemplated by the Share Exchange Agreement can be found in our Current Report on Form 8-K filed with the SEC on September 18, 2009.

Organization

Our relationship with Xi’An TV and its shareholders is governed by a series of contractual arrangements between Vallant, Xi’An TV and the holders of 62.61% of the share capital of Xi’An TV (the “Xi’An TV Shareholders”).  Under the laws of China, the contractual arrangements constitute valid and binding obligations of the parties of such agreements.  Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of China.  Other than pursuant to the contractual arrangements between Vallant and Xi’An TV described below, Xi’An TV cannot transfer 62.61% of the funds generated from their operations.

On June 20, 2007 Vallant entered into the following contractual arrangements with Xi’An TV and the Xi’An TV Shareholders:

Business Operations Agreement.  Pursuant to this agreement between the Xi’An TV Shareholders, Xi’An TV and Vallant, the Xi’An TV Shareholders must designate the candidates recommended by Vallant as their representatives on the Board of Directors of Xi’An TV, and Vallant acquired the right to appoint the senior executives of Xi’An TV.  In addition, Vallant must guarantee Xi’An TV’s performance under any agreements or arrangements relating to Xi’An TV’s business arrangements with any third party, and upon request from Xi’An TV, Vallant must provide loans to support the operational capital requirements of Xi’An TV and loan guarantees if third party loans are necessary.  In return, Xi’An TV must pledge its accounts receivable and all of its assets to Vallant.  This agreement is effective for an indefinite term and may be terminated by Vallant with 30 days notice.

Business Services Agreement.  Pursuant to this agreement among Vallant and Xi’An TV, Vallant acquired the exclusive rights to provide Xi’An TV with all services required by Xi’An TV in the regular course of business, including services pertaining to administration, human resources, production, screenplay drafting and marketing.  As part of this agreement, Vallant must also undertake to:

•	develop business opportunities on behalf of Xi’An TV;

•	provide relevant market information research;

•	receive payments from customers on behalf of Xi’An TV;

•	administer staff training and human resources for Xi’An TV; and

•	provide daily accounting and financial services.

In exchange, Xi’An TV must provide Vallant with 62.61% of its income.  This agreement is effective for an indefinite term and may be terminated by Vallant at any time with no notice.

Option Agreement. Pursuant to this agreement between the Xi’An TV Shareholders, Xi’An TV and Vallant, the Xi’An TV Shareholders irrevocably granted Vallant or its designees the exclusive option to purchase, to the extent permitted under the laws of China, all or part of their equity interest in Xi’An TV for the cost of their initial contributions to the registered capital of Xi-An TV or the minimum amount of consideration permitted by applicable Chinese law.  The proceeds of the exercise of the option will be applied to repay loans extended by the Xi’An TV Shareholders to Xi’An TV, unless otherwise agreed.  Vallant or its designees have sole discretion to decide when to exercise the option, whether in part or in full.  This agreement is effective for an indefinite term and may be terminated by Vallant at any time with no notice.

Equity Pledge Agreement. Pursuant to this agreement between Xi'An TV, the Xi’An TV Shareholders and Vallant, the Xi’An TV Shareholders pledged all of their equity interests in Xi’An TV to Vallant to guarantee Xi’An TV’s performance of its obligations under the business operations agreement described above.  If Xi’An TV or the Xi’An TV Shareholders breach their respective contractual obligations, Vallant, as the pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests.  The Xi’An TV Shareholders also agreed that upon the occurrence of any event of default, Vallant will acquire an exclusive, irrevocable power of attorney to take the place and stead of the Xi’An TV Shareholders to carry out the security provisions of this agreement and take any action and execute any instrument that Vallant may deem necessary or advisable to accomplish the purposes of this agreement.  The Xi’An TV Shareholders must not dispose of their pledged equity interests or take any actions that would prejudice Vallant’s interests.  This agreement is effective for an indefinite term and may be terminated by Vallant at any time with no notice.

Since the Xi’An TV Shareholders do not have the characteristics of a controlling financial interest and do not have sufficient equity at risk for Xi’An TV to finance its activities without additional subordinated financial support from other parties, Xi’An TV’s financial statements become consolidated as our own.  As such, and due to the interest we hold in Xi’An TV through Vallant, the following business description describes the business and operations of Xi’An TV as our own.

Business Overview

Overview

We were incorporated under the name Protecwerx Inc. on October 16, 2007 under the laws of the State of Nevada.  On July 7, 2009 we experienced a change of control pursuant to which Fullead Overseas Limited, a company over which our Director, Bin Li, has sole voting and investment power, acquired approximately 85% of our common stock.  On August 6, 2009 we filed an amendment to our Articles of Incorporation to change our name to China Media Inc., and on September 16, 2009 we entered into the Share Exchange Agreement with Vallant, now our wholly owned subsidiary, and Bin Li, our Director and the former sole shareholder of Vallant.  The closing of the transactions contemplated by the Share Exchange Agreement occurred on November 30, 2009, at which time we adopted the business of Vallant.

Previous Business

Before we experienced the change of control and closed the transactions contemplated by the Share Exchange Agreement, we planned to acquire, develop, manufacture and distribute recreational vehicle protection products through a variety of distribution channels.  Our first product was Ankle Armor.  We intended to patent, manufacture, distribute and sell Ankle Armor through recreational goods retail stores.  We were not able to raise sufficient funds to continue this business and our management consequently began to focus on opportunities for business combinations with revenue-generating companies.

Current Business

Upon acquiring Vallant pursuant to the share exchange, we adopted the business of Vallant.  We are now engaged in the development of films and television series for the Chinese market.

Products and Services

Since our incorporation we have produced one feature-length film, eleven television series and one documentary.  We have also begun producing or scheduled production to begin on additional programming described later in this section.  All the television programming we have produced has been released and distributed except for one television series that we plan to release in early 2010 and two television series in which we recently sold our interest.  Our programming that we have either produced or begun to produce consists of the following:

Name	Programming Type	Status
Invisible Wings	Film	Released and Sold
Special Mission	TV Series	Released
Lotus Lantern Prequel	TV Series	Released
Lucky Chicken	TV Series	Released
Hard Corps	TV Series	Released
Tianshan Urgency Action	TV Series	Released
Drive Dragon Gate	TV Series	Released
Lover’s Grief	TV Series	Released
Plum Blossom Archives	TV Series	Released
Gongtan Ancient Town of China	Documentary	Released
Doctor County Mayor	TV Series	To Be Released
Fox-Hunting	TV Series	Sold
Desert Love Story	TV Series	Sold

Television series in China are similar to those in the North American market, but they do not operate on the basis of seasons.  Each series has a definite lifetime of anywhere from 10 to 50 episodes, at which point the series ends and a new one is developed.  The new series may be based on previous ones, but the development of a new series does not follow the same type of recurring seasonal structure as in North America.

In 2007, our television series Special Mission received a viewership rating of 4% of the entire Chinese market when it was broadcast on China Central Television (“CCTV”), Channel 8.  In the same year Invisible Wings received the Outstanding Children’s Film and Outstanding Young Actress awards during the 12th Film Ornamental Column Awards, the Golden Elephant Award during the Indian International Film Festival, the Golden Angel Award during the Hollywood China-USA Film Festival, and was featured as the opening film of Beijing International Sport Film Week.

Our revenue sources include sales of broadcast rights for television series, sales of broadcast rights for films, and advertising and title sponsorship sales for television series. Our revenues for the fiscal years ended June 30, 2009 and 2008 were as follows:

	Year Ended June 30
	2009	2008
Invisible Wings	$452,180	$75,056
Special Mission	-	$1,955,198
Lotus Lantern Prequel	$1,223,275	-
Total Revenues	$1,675,455	$2,030,254

Below is a summary of some of our more successful programming that we have already released:

Invisible Wings – A 90 minute feature film, this motivational drama describes the story of a 15-year old Chinese girl who lost her arms in an accident, and whose mother was diagnosed with schizophrenia and anxiety.  The young girl’s love for her mother motivates her to apply herself diligently to her studies and athletics.  She also takes care of her mother while battling her disabilities.  The girl overcomes all odds and wins a medal in the Chinese national games for the disabled and represents her country at the Paralympics.

In 2007, Invisible Wings received the Outstanding Children’s Film and Outstanding Young Actress awards during the 12th Film Ornamental Column Awards, the Golden Elephant Award during the Indian International Film Festival, the Golden Angel Award during the Hollywood China-USA Film Festival, and was featured as the opening film of Beijing International Sport Film Week.

Special Mission – A 40-episode television series with each episode lasting 40 minutes, Special Mission is a war drama that focuses on the actions of members of the Chinese military intelligence community as they fight against the Japanese army which invaded China.  The series describes various characters who sacrificed their lives in order to protect their country and uncover the plans of the Japanese forces.

Lotus Lantern Prequel – A 46 episode television series with each episode lasting 52 minutes, Lotus Lantern Prequel is a drama based on traditional Chinese mythology that describes the story of God Erlang, a popular mythological figure, who battles through adversity and many enemies to reunite with his mother and younger sister.

After being broadcast on CCTV-8 in April 2009, Lotus Lantern Prequel achieved a first-run audience rating of 3.9% during prime time and was syndicated on many Chinese regional television stations.

We plan to invest approximately $8,650,000 in producing and distributing one new film and eight new television series over the next two years, including Doctor County Mayor, which we plan to release on CCTV in 2010.  We anticipate raising sufficient capital for these expenditures through debt or equity financing as well as engaging in joint venture productions with other established production companies.

The following table summarizes the approximate quarterly calendar periods during which we anticipate our planned programming will undergo various stages of production:

Television Series	Development	Pre-Production	Production	Post-Production	Distribution
Doctor County Mayor	Q1, 2009	Q2, 2009	Q3, 2009	Q4, 2009	Q1, 2010
Song of Old People Home	Q2, 2009	Q3, 2009	Q4, 2009	Q1, 2010	Q2, 2010
Returning Silly Girl	Q3, 2009	Q4, 2009	Q2, 2010	Q3, 2010	Q4, 2010
Infinitude Sky	Q3, 2009	Q4, 2009	Q2, 2010	Q3, 2010	Q4, 2010
Justice of Guangong	Q4, 2009	Q1, 2010	Q3, 2010	Q4, 2010	Q1, 2011
Orphan of the Zhao Family	Q1, 2010	Q2, 2010	Q3, 2010	Q4, 2010	Q1, 2011
Third Sister Liu	Q1, 2010	Q2, 2010	Q3, 2010	Q4, 2010	Q1, 2011
Six Men’s Disasters in Tang Dynasty	Q1,2010	Q3, 2010	Q4, 2010	Q1, 2011	Q2, 2011
Pantaloon is a Tree	Q1, 2010	Q3, 2010	Q4, 2010	Q1, 2011	Q2, 2011

This one film and eight television series will require an approximate total investment of $23,150,000, of which we plan to contribute approximately $8,650,000.  We anticipate that we will cooperate with other investors to secure the remaining funding in order to limit our financial participation and risk exposure.  We also plan on raising additional financing through the sale of our debt or equity securities in order to meet our obligations with respect to these projects.  There can be no assurance that we will be able to secure the funding required to complete these projects.  The following is a summary of the estimated expenditures involved in producing our planned programming and our anticipated financial contribution to each project:

Television Series	Number of Episodes	Total Investment ($)	Percentage Involvement	Amount of our Financial Contribution ($)
Doctor County Mayor	35	3,000,000	25	750,000
Song of Old People Home	1 (Film)	750,000	100	750,000
Returning Silly Girl	30	3,000,000	25	750,000
Infinitude Sky	TBD	3,000,000	25	750,000
Justice of Guangong	TBD	3,000,000	50	1,500,000
Orphan of the Zhao Family	TBD	3,000,000	25	750,000
Third Sister Liu	TBD	3,000,000	50	1,500,000
Six Men’s Disasters in Tang Dynasty	TBD	2,200,000	53	1,167,000
Pantaloon is a Tree	TBD	2,200,000	33	733,000

As described above, we plan to undertake the development and production of our programming through a series of different stages from development to post-production.  The process can be summarized as follows:

Development Stage

This is the initial stage during which we develop and research a concept.  We undertake market research and hold focus groups to establish whether demand exists for a particular type of programming.  Once we receive positive feedback on a concept we instruct our writers to produce a plot of the program based on suggestions from the focus groups and the results of our market research.  Alternatively, we can acquire original works or rights to adapt classic works, both from China and abroad, that we believe will be marketable to the Chinese market.  If we complete any such acquisition, we generally produce a plot based on the work which may be further revised as we continue developing the project.  The plot provides a basic outline of the program and provides a foundation upon which our writers can produce a screenplay or script.

Our plot is then reviewed by our development committee.  This committee is made up of recognized television and film professionals in China as well as members of our local Shaan’Xi Province Administration of Radio, Film and Television (“ARFT”) agency, who are responsible for approving the programming for distribution to television stations.  By having a development committee in place, we hope to avoid producing works that will either not be granted government approval for distribution, will be too difficult to produce or will not be attractive to television stations and viewers.

Once we have decided upon the basic plot for a project, we determine its production schedule, a rough budget and terms of financing.  We may provide the financing directly or through a joint venture with one or more third parties interested in participating in the project.  Potential investors include advertisers and distributors, home video publishers and private investors.  Currently, we partner primarily with such investors to provide the financing required to develop our television programming, but we also plan on raising capital through the sale of our debt or equity securities.

The development stage usually takes six months to several years, subject to our market research, co-production negotiations and script judgment from focus groups and the development committee.

Pre-Production Stage

The next stage involves developing a detailed script or screenplay based on the basic plot outline produced in the first stage of the process.  The script generally incorporates all of the themes and major characteristics of the outline while taking into account production scenarios.  Our scripts and screenplays are based on our own original work as well as adaptations of books, musical works, folklore and classic Chinese or international stories.

We hire part-time writers who work out of our offices to create the screenplays and scripts for our television series and films.  Occasionally, we also purchase completed screenplays and scripts from suppliers such as professional writers, other film producers or the general public.

After the screenplay or script is finalized, our financial department plans the investment budget and our film and television series production center prepares a detailed production plan and searches for a suitable director, production manager and executive producer, as well as actors and crew.  The production manager is responsible for executing all facets of production, the executive producer supervises the production process and the director is responsible for the actors, crew and cinematography.

This part of the process generally takes one to two months depending on the complexity of the script and the production.

Production Stage

This stage deals with the actual filming of the television series or film.  The director, actors and crew gather at a studio at our offices, at a sound stage we rent out or that is provided by one of the production partners, or at another location to film a particular scene or scenes.  Our involvement in this stage is minimal unless modifications to the script or screenplay must be made.  Currently, we outsource the principal photography and filming of the various scenes to the Xi’An Television Production Center.  We do not directly employ any directors, actors or crew.

Depending on the complexity of the project, the production stage can last up to six months for a television series and up to three months for a film.

Post-Production Stage

Once production has wrapped up, we are responsible for coordinating all of the tasks required to produce a finished product for television or the cinema.  We assign an editor to assemble the various pieces of film and determine scene transitions, and we add musical elements, subtitles, visual and/or digital effects to the television series or film.  Once the editing process is complete, which takes up to three months, the director provides input on any changes and a final version of the program or film is produced.

Markets

According to an article titled “China Film Industry Development Status” on www.chinafilm.com, the Chinese film industry generated revenues of approximately $1.2 billion from film sales during 2008.  This represents an increase of 25% over sales numbers in 2007 and includes 7.15 million film screenings to an audience of 1.6 billion people.  Sixty percent of the films were produced domestically in China.

During early 2009, the television series department of the State Administration of Radio, Film and Television (“SARFT”) agency completed a review of the television series industry in China.  They found that Chinese television stations invested approximately $800 million into the production and purchase of television series in 2008.  This represents an increase of 38% compared to the amounts spent in 2007.

Additionally, according to www.people.com.cn, Chinese film and television series producers generated revenue of approximately $440 million by exporting their productions outside of China.

The Chinese government has also provided figures on the type of programming that is popular in China.  Below is a table, gathered from www.china.com, comparing the types of programming shown on Chinese television during the specified years as well as the percentage of total viewership per program type:

	2006		2007		To June 30, 2008
	% of Total Programs Aired	% of Total Viewership	% of Total Programs Aired	% of Total Viewership	% of Total Programs Aired	% of Total Viewership
Series	24	33.48	23.371	33.52	23.29	33.24
News/Current Affairs	7.1	12.57	6.84	11.44	8.76	14.99
Variety Shows	6.37	8.81	6.13	8.41	4.13	7.65

The major purchasers of television series are regional and national television stations.  The demand for such programming from other media providers, such as internet television stations who distribute programs through an internet connection or directly onto a client’s mobile phone, is limited, and as such we have not considered producing programs intended for these types of media.

Since the major regional and national television networks are subject to heavy government influence, we develop our television series and films with this consideration in mind.  Generally, we plan to focus on topics that the government supports, such as revolutionary history or modern Chinese culture, which will make our programming more attractive for networks such as CCTV to broadcast and release through their stations.

Distribution Methods

After we complete the production and editing of a film or television series, we must file an application for approval to broadcast the program with the SARFT agency.  Once we are granted approval and provided with a broadcasting permit for the film or series, we are free to distribute the program, which, in the case of a television series, we normally begin following the completion of one or two episodes.

Our main customers include the following networks:

•	CCTV;

•	Hunan Satellite Television;

•	Jiangsu Satellite Television;

•	Zhejiang Satellite Television;

•	Jiangxi Satellite Television;

•	Anhui Satellite Television; and

•	all the other provincial broadcast television networks in China.

CCTV is the major state television broadcaster in mainland China.  It has a network of 19 channels that broadcast different programs and is accessible to more than one billion viewers.  The programming on Channels 1 and 8 of the CCTV network is most closely aligned with the characteristics of our films and television series.  Once our programming is televised on CCTV, regional television networks regularly purchase the same programming to use for their television stations.

We distribute our films and television series primarily through our direct sales channel.  Occasionally, we may also use the services of an outside distributor to facilitate sales to a wider range of customers.  However, even though we devote a significant amount of our resources to ensuring that the programming we produce appeals to our customers and have had success distributing it in the past, there can be no assurance that any film or television series we produce will be purchased by any distributors or television networks.

Competition

We face competition from various television and film production companies ranging from small, private businesses to large, state-sponsored enterprises.  Some of our major competitors include China Film Group, Huayi Brothers Media Group and PolyBona Film Distribution Co.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do.  In order for us to successfully compete in our industry we will need to:

•	develop highly marketable programming;

•	continue developing our relationships with major television networks; and

•	increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

As of December 2008, there were approximately 300 film and television producers registered in China, with approximately 270 operated by the private sector and 30 that were state-owned.  Among these, approximately one-third had not produced any films or television series between 2006 and 2008, and the majority of the others only produced an average of two to three films or series per year.  The film and television industry in China is highly de-centralized and there are no truly dominant producers with whom we must compete.

We believe that we will be able to compete effectively in our industry because of a successful product development strategy that we have already used to produce profitable programming.  Our past productions have been successful due to the detailed production process and strategy described above as well as the strong relationships we have forged with television networks.

We also attempt to increase the probability that our programming will be profitable and will be purchased by television networks by having all of our concepts vetted by our programming committee.  This committee is comprised of established professionals in the Chinese film and television industry as well as members of the examination team of the Shaan’Xi Province ARFT agency, which provides approval for programming to be distributed to television networks.  We believe that having our programming vetted by this committee increases our competitiveness in the industry and the chance that any television series or film we produce will be approved by the government and subsequently purchased by one or more television networks.

Additionally, we have established relationships with actors, directors and production agencies through previous collaborations, and have created cooperative relationships with the major television station in the city of Xi’An and the Xi’An Television Production Center that have provided us with access to partners of theirs as well as major television networks throughout the country.  This resulted in our television series, Special Mission, being distributed to over 90% of the television stations throughout China.

Intellectual Property

We have not filed for any protection of our name or trademark.  Since we produce film and television scripts and screenplays, we develop and sell intellectual property regarding these productions.  Our intellectual property rights are protected to the fullest extent permitted by Chinese law.  The following is a list of films and television series in which we hold, or used to hold, intellectual property rights:

Name	Programming Type	Current Intellectual Property Ownership
Special Mission	TV Series	Yes
Invisible Wings	Film	No (Sold)
Doctor County Mayor	TV Series	Yes
Lotus Lantern Prequel	TV Series	Yes
Fox-Hunting	TV Series	No (Sold)
Lucky Chicken	TV Series	Yes
Hard Corps	TV Series	Yes
Tianshan Urgency Action	TV Series	Yes
Drive Dragon Gate	TV Series	Yes
Lover’s Grief	TV Series	Yes
Desert Love Story	TV Series	No (Sold)
Gongtan Ancient Town of China	Documentary	Yes
Song of Old People Home	Film Screenplay	Yes
Six Men’s Disasters in Tang Dynasty	TV Series Script	Yes
Pantaloon is a Tree	TV Series Script	Yes

We also own the copyright of our logo and all of the contents of our website, www.xatvm.com.

Research and Development

We did not incur any research and development expenses during the years ended June 30, 2009 and 2008.  All costs incurred in connection with the development of our film and television series were capitalized as film costs on our balance sheet.  Our total film costs were $1,767,152 (of which $1,172,240 was held for sale) and $2,557,583 at June 30, 2009 and 2008, respectively.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Government Regulations

Regulation on Screenplay (Outline) Keeping On Record and Film Management enacted by the SARFT on April 3, 2006

This regulation affects the following two procedures we undertake:

•
before producing a film, the producer of the film is required to submit the screenplay to the local Provincial AFRT for backup and record keeping, and if the film deals with subjects pr themes of historical or revolutionary importance, the screenplay must be supervised and approved by the SARFT; and

•
each film produced in China must be submitted to the examination committee of SARFT, which examines the film’s content and decides whether the film should be allowed to be broadcast in China.  Films that receive approval receive a Film Public Show Permit and Film Examination Written Decision designation, and without this designation, a film cannot be aired on television in China and will therefore not be distributed.

Effect on our operations.  We need to submit any films we produce to the SARFT for approval prior to their distribution and broadcasting.  It generally takes approximately two or three months to complete the examination, and it may take longer if we receive comments that we must revise the film in some way.  Since we work with a number of individuals who form part of the SARFT examination group, we limit the risk of not receiving broadcast approval or being required to revise our scripts and screenplays.  However, if revisions are required or a screenplay is rejected, this could increase our costs of production and impact our profitability.

Regulations on Radio and Television Program Production and Operation Management enacted by the SARFT on June 15, 2004

This regulation states that all Chinese enterprises operating in the business of radio and television program production must acquire a Permit Certificate of Radio and Television Program Production and Operation.  The regular term of this license is two years and it may be renewed every two years.  Additionally, the regulation specifies that television series may only be produced by companies or entities that have received a Permit Certificate distributed by the SARFT.

Effect on our operations.  We currently hold the appropriate Permit Certificate, and as such we are qualified to operate a film and television program production business in China.  Renewing the Permit Certificate is a very straightforward process and we do not anticipate that it will cost us much or have a significant effect on our operations.

Regulation on Radio Television Management enacted by the State Council on August 1, 1997

This regulation was enacted to provide guidance on establishing Chinese radio and television stations as well as planning and constructing radio and television networks under the supervision of the SARFT.  The regulation also states that radio and television programs may not be produced by companies or entities that do not hold the relevant Permit Certificate, that radio and television programs may not be broadcasted without the approval of the SARFT and that any companies or entities that act in violation of these regulations will face regulatory action.

Effect on our operations.  This is a general administrative regulation relating to all radio and television programming companies.  We currently comply with all of the requirements of the regulation and if at any time we do not possess any specific permits that may be required, we plan to locate cooperative companies that do and partner with them to produce of our films and television series.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We currently have 47 employees including our Chief Financial Officer and Chief Executive Officer.  We engage seven of the employees on a full-time basis and 40 on a part-time basis.

Description of Property

We currently rent two offices totaling 1,321 square meters in area, each of which serves a different business purpose:

•
Production Center: Room B 2802, Yiyuange Building B, Huashuo Garden, No. 190, Wenyi Road, Yanta District, Xi’An, Shaan’Xi Province, China, with an area of 209 square meters.  We rent this office from our shareholder Zheng Shao Kang at a cost of approximately $1,000 per month; and

•
Corporate Office: 12/F Building D, Chang An International Plaza, No. 88 Nanguanzheng Street, Beilin District, Xi’An, Shaan’Xi Province, China, with an area of 1,112 square meters.  We rent this office at a cost of approximately $18,300 per month.

For the year ended June 30, 2009 our total rent expenses were $48,204 for all our office space, including a temporary accounting office at Room 1102, Building B, Prince Chamber, South 2nd Cycle, Yanta District, Xi’An, Shaan’Xi Province, P.R. China, with an area of 144 square meters that we no longer use and that was provided to us free of charge.  All of our rental arrangements are on a month-to–month basis.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board under the trading symbol “CHND.OB”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Since our common stock was approved for quotation on the OTC Bulletin Board on September 19, 2008 there have been no trades in our stock.

Holders

As of December 22, 2009 there were 67 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of December 22, 2009 we did not have any equity compensation plans.

Financial Statements

We are including five separate sets of financial statements in this registration statement as follows:

•	the unaudited interim financial statements of Vallant for the period ended September 30, 2009 starting on page F-1, immediately following the index below;

•
the audited financial statements of Vallant for the years ended June 30, 2009 and June 30, 2008, the private company which we acquired pursuant to the share exchange that closed on November 30, 2009 starting on page F-6;

•
the unaudited interim financial statements of China Media (formerly Protecwerx Inc.) for the period ended October 31, 2009, reflecting the financial position of China Media prior to the closing of the share exchange agreement with Vallant on November 30, 2009  placed at the end of this registration statement starting on page F-22;

•
the audited financial statements of China Media (formerly Protecwerx Inc.) for the years ended January 31, 2009 and January 31, 2008 placed at the end of this registration statement starting on page F-27; and

•
the unaudited pro-forma financial statements, as of September 30, 2009, reflecting the closing of the share exchange agreement between China Media and Vallant on November 30, 2009 attached hereto as Exhibit 99.1.

VALLANT PICTURES ENTERTAINMENT CO., LTD.
Consolidated Financial Statements
(Expressed in US dollars)

Vallant Pictures Entertainment Co., Ltd.
Consolidated Statements of Cash Flows
For the three month periods ended September 30, 2009 and 2008
(Unaudited)

	Three months ended September 30, 2009	Three months ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES		
Net loss	$ (25,213)	$ (40,038)
Adjustments to reconcile net loss to net cash used in operating activities:		
Minority interest	(15,058)	(23,910)
Contributed rent	2,925	2,921
Amortization expense	1,215	5,785
Depreciation expense	14,385	12,960
Changes in operating assets and liabilities:		
Accounts receivable	144	(2,089)
Accounts payable	61	7,615
Accrued liabilities	(325)	(2,807)
Net cash used in operating activities	(21,866)	(39,563)
CASH FLOWS FROM INVESTING ACTIVITIES		
Loans made to others	(3,370,190)	-
Net cash used in investing activities	(3,370,190)	-
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from due to related parties	21,980	45,908
Net cash provided by financing activities	21,980	45,908
Effect of exchange rate changes on cash	(89)	(6,022)
NET CHANGE IN CASH	(3,370,165)	323
CASH AT BEGINNING OF PERIOD	3,375,449	26,243
CASH AT END OF PERIOD	$ 5,284	$ 26,566
SUPPLEMENTAL INFORMATION:		
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Vallant Pictures Entertainment Co., Ltd.
Notes to the Unaudited Consolidated Financial Statements
Three month period ended September 30, 2009
(Expressed in US dollars)

1. Organization, Basis of Presentation and Significant Accounting Policies

The accompanying unaudited interim financial statements of Vallant Pictures Entertainment have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Vallant Pictures Entertainment's annual financial statements for the years ended June 30, 2009 and 2008 included in this Form 8-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the years ended June 30, 2009 and 2008 included in this document have been omitted.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and Xi’An TV, which is a variable interest entity with the Company as the primary beneficiary. . In accordance with Financial Accounting Standards Board Interpretation No. 46 (Revised) (“FIN46R”), “Consolidation of Variable Interest Entities”, the Company identifies entities for which control is achieved through means other than through voting rights (a "variable interest entity" or "VIE") and determines when and which business enterprise, if any, should consolidate the VIE.

The Company evaluated its participating interest in Xi’An TV Media and concluded it is the primary beneficiary of Xi’An TV Media, a variable interest entity as defined under FIN46R. The Company consolidated Xi’An TV Media and all significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of ultimate revenues and ultimate costs of film and television product, estimates of product sales that will be returned and the amount of receivables that ultimately will be collected, the potential outcome of future tax consequences of events that have been recognized in the Company’s financial statements and loss contingencies. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the Company’s financial condition or results of operations will be affected. Estimates are based on past experience and other assumptions that management believes are reasonable under the circumstances, and management evaluates these estimates on an ongoing basis.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued new standards setting forth a single source of authoritative GAAP for all non-governmental entities (“Codification”). The Codification, which commenced July 1, 2009, changes the referencing and organization of accounting guidance. The Codification is effective for the Company beginning the quarter ended September 30, 2009. The Codification does not change GAAP and only affects how specific references to GAAP literature are disclosed in the notes to the Company’s consolidated financial statements.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Unaudited Consolidated Financial Statements
Three month period ended September 30, 2009
(Expressed in US dollars)

2. Related Party Transactions

Mr. Dean Li, President and General Manager, had advanced $21,980 to the Company during the three month period ended September 30, 2009. The shareholder loan is free of interest with no maturity date.

The Company leased an office space from a related party with a monthly rent of approximately $950. The contributed rent for the three month period ended September 30, 2009 was $2,925.

3. Notes Receivable

On July 12, 2009, the Company loaned Shaan’Xi Railroad Transportation Trading Ltd. $3,370,190 under a six month term note. The note matures on January 11, 2010 and has an annual interest rate of 2%.

4. Subsequent Events

On September 16, 2009 the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with China Media Inc. and Bin Li, the Company’s sole shareholder. The transaction was closed on November 30, 2009. According to the terms of the Share Exchange Agreement, Mr. Li agreed to sell the sole issued and outstanding common share of the Company in exchange for 7,000 shares of China Media’s common stock. Therefore, the Company has become the wholly owned subsidiary of China Media Inc.

On October 16, 2009, the Company loaned Shaan’Xi Goethe Business Trading Ltd. $1,078,245 under a three month term note. The note matures on January 15, 2010 and has an annual interest rate of 4%.

On October 25, 2009, the Company entered into a film sales agreement to transfer its interest in Fox-Hunting for approximately $878,000.

On October 27, 2009, the Company entered into a film sales agreement to transfer its interest in Desert Love Story for approximately $293,000.

The Company has evaluated all subsequent events through November 30, 2009, the date of this filing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Vallant Pictures Entertainment Co., Ltd.
British Virgin Islands

We have audited the accompanying consolidated balance sheets of Vallant Pictures Entertainment Co., Ltd. (the “Company”) as of June 30, 2009 and 2008, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PC

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

November 30, 2009

Vallant Pictures Entertainment Co., Ltd.
Consolidated Statement of Change in Stockholders' Equity
For the years ended June 30, 2008 and 2009

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
	Shares	Par Value				
Balance, June 30, 2007	1	$ 1	$ 8,724,996	$ 238,992	$ (6,496,902)	$ 2,467,087
Contributed rent			11,015			11,015
Foreign currency translation				492,492		492,492
Net income					820,716	820,716
Balance, June 30, 2008	1	1	8,736,011	731,484	(5,676,186)	3,791,310
Contributed rent			11,720			11,720
Foreign currency translation				18,125		18,125
Net income					567,006	567,006
Balance, June 30, 2009	1	$ 1	$ 8,747,731	$ 749,609	$ (5,109,180)	$ 4,388,161

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES		
Net income	$ 567,006	$ 820,716
Adjustments to reconcile net income to net cash provided by operating activities:		
Minority interest	340,391	490,122
Cost of revenues	800,431	486,914
Contributed rent	11,720	11,015
Amortization expense	21,334	23,063
Depreciation expense	71,526	69,597
Impairment loss	-	41,169
Changes in operating assets and liabilities:		
Accounts receivable	(1,494,165)	(27,625)
Accrued interest on notes receivable	211,012	(166,952)
Accrued interest on related party notes receivable	70,866	(42,165)
Prepaid and other current assets	16,705	(14,595)
Other assets	(73,265)	
Accounts payable	34,207	(343,679)
Accrued liabilities	(3,004)	256
Net cash provided by operating activities	574,764	1,347,836
CASH FLOWS FROM INVESTING ACTIVITIES		
Cash paid for film cost	-	(1,015,812)
Cash paid for purchase of fixed asset	-	(53,091)
Collection of notes receivable	2,156,892	1,434,820
Collection of related party notes receivable	644,432	14,595
Loans made to others	-	(1,459,500)
Loans made to related parties	-	(240,818)
Net cash provided by (used in) investing activities	2,801,324	(1,319,806)
CASH FLOWS FROM FINANCING ACTIVITIES		
Proceeds from short term debt	-	189,735
Proceeds from due to related parties	45,912	29,190
Principal payments on short term debt	(73,265)	(291,900)
Principal payments on due to related parties	-	(265,758)
Net cash used in financing activities	(27,353)	(338,733)
Effect of exchange rate changes on cash	471	138,359
NET CHANGE IN CASH	3,349,206	(172,344)
CASH AT BEGINNING OF PERIOD	26,243	198,587
CASH AT END OF PERIOD	$ 3,375,449	$ 26,243
SUPPLEMENTAL INFORMATION:		
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

1. Description of Business

Vallant Pictures Entertainment Co., Ltd. (“Vallant”, the “Company”) was incorporated in the British Virgin Islands on May 23, 2007.

Xi’An TV Media Co. Ltd. (“Xi’An TV”) was incorporated in Xi’An, Shaan’Xi Province, People’s Republic of China (“PRC”) on March 9, 2005. Xi’An TV is in the businesses of producing and developing television programming for the Chinese market.

In compliance with the PRC’s laws and regulations, Vallant conducts all of the business in China through Xi’An TV, a domestic Variable Interest Entity (“VIE”). It does this by controlling Xi’An TV through various consulting agreements and equity pledge agreement dated June 20, 2007.

According to the Business Services Agreement, Vallant has the exclusive right to provide services required in the regular course of business to Xi’An TV, effectively restricting and controlling the operations of Xi’An TV. In exchange, Xi’An TV will provide Vallant with 62.61% of its income. Furthermore, the Business Operations agreement also states that Vallant has the right to control the appointment of the board members and senior executives of Xi’An TV.

According to the Option agreement, Vallant has the exclusive and irrevocable right to acquire 100% of the equity interests of Xi’An TV. In the Equity Pledge agreement, Xi’An TV shareholders also pledged all of their equity interests in Xi’An TV to Vallant to guarantee Xi’An TV’s performance of its obligations under the Business Operations agreement.

In light of the above, Vallant has a controlling interest in Xi’An TV based on the fact that:

•
Vallant has the ability to absorb 62.61% of the expected residual return from Xi’An TV, which makes Vallant the primary beneficiary of Xi’An TV. In the event Xi’An TV fails to pay any required amounts, Vallant could exercise its right to acquire certain pledged shares in Xi’An TV pursuant to a equity pledge agreement executed by and between Vallant and Xi’An TV which guarantee all required payment;

•
Vallant has the exclusive right to purchase all of the outstanding interests in Xi’An TV, which would make Xi’An TV a wholly-owned subsidiary of Vallant when it’s allowable under the PRC regulation; and

•	Vallant could exercise absolute influence over Xi’An TV through overseeing the board and senior executives of Xi’An TV.

Upon executing the above agreements, Xi’An TV is considered a VIE and Vallant is its primary beneficiary. Xi’An TV is consolidated into the Company under the guidance of FIN46R.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

2. Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and Xi’An TV, which is a VIE with the Company as the primary beneficiary. In accordance with Financial Accounting Standards Board Interpretation No. 46 (Revised) (“FIN46R”), “Consolidation of Variable Interest Entities”, the Company identifies entities for which control is achieved through means other than through voting rights and determines when and which business enterprise, if any, should consolidate the VIE.

The Company evaluated its participating interest in Xi’An TV Media and concluded it is the primary beneficiary of Xi’An TV Media, a VIE as defined under FIN46R. The Company consolidated Xi’An TV Media and all significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of ultimate revenues and ultimate costs of film and television product, estimates of product sales that will be returned and the amount of receivables that ultimately will be collected, the potential outcome of future tax consequences of events that have been recognized in the Company’s financial statements and loss contingencies. Actual results could differ from those estimates. To the extent that there are material differences between these estimates and actual results, the Company’s financial condition or results of operations will be affected. Estimates are based on past experience and other assumptions that management believes are reasonable under the circumstances, and management evaluates these estimates on an ongoing basis.

Concentration of Credit Risk

The Company maintains cash balances at various financial institutions in the PRC which do not provide insurance for amounts on deposit. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk in this area.

The Company operates principally in the PRC and grants credit to its customers in this geographic region. Although the PRC is economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company’s operations.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for current assets and current liabilities, such as cash, accounts receivables, notes receivables, related party notes receivables, prepaid and other current assets, accounts payable, accrued liabilities, short term debt and due to related parties, approximate fair value due to the short-term nature of these financial instruments.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar.  Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transactions are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with Statement of Financial Accounts Standards (“SFAS”) No. 52, “Foreign Currency Translation”, using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At June 30, 2009 and 2008, the cumulative translation adjustment of $749,609 and $731,484 were classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the balance sheet respectively. For the years ended June 30, 2009 and 2008, other comprehensive income was $18,125 and $492,492, respectively.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  Management provides for probable uncollected amounts through a charge to earnings and a credit to an allowance for bad debts based on its assessment of the current status of individual accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for bad debts and a credit to accounts receivable. There is no bad debt expense recorded for the years ended June 30, 2009 and 2008.

Fixed Assets

Fixed assets are recorded at cost and depreciated using the straight-line method, with an estimated 5% salvage value of original cost, over the estimated useful lives of the assets as follows:

Asset Category	Estimated Useful Life
Electronic Equipment	5 years
Communication Equipment	3 years
Machinery Equipment	5 years
Automobiles	10 years
Office Furniture	5 years

Leasehold improvements are amortized using the straight-line method over the life of the asset, not to exceed the length of the lease. Repairs and maintenance costs are expensed as incurred.

Intangible Assets

The Company has the following intangible assets:

Intangible Asset Category	Estimated Useful Life
3D TV series Production Right	4 years
TV series Production Right	10 years

SFAS No. 142, “Goodwill and Other Intangible Assets”, requires that intangible assets with finite lives are amortized over their estimated useful life to a company and are reviewed for impairment in accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. Finite-lived intangible assets are amortized on a straight-line basis and the amortization for the years ended June 30, 2009 and 2008 is $21,334 and $23,063, respectively.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company evaluates for impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. The Company recognized $41,169 in impairment loss on the TV series Lover’s Grief in fiscal 2008.

Revenue Recognition

The Company’s revenue comes from the distribution of film and TV series broadcasting rights and investment return from the collectively produced film and TV series.

In accordance with Statement of Position 00-2, “Accounting by Producers or Distributors of Films”, issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (the “SOP”), revenue from sale or licensing arrangements of a film shall be recognized when the following five revenue criteria are met: persuasive evidence of an arrangement exists, the film is completed and delivery has occurred, the license period of the arrangement has begun, the selling price is fixed or determinable, and collectability is reasonably assured.

Costs of Revenues

Film Costs - The Company capitalizes film costs in accordance with SOP 00-2. Film costs are stated at the lower of cost, less accumulated amortization, or fair value. Production overhead, a component of film costs, includes allocable costs of individuals or departments with exclusive or significant responsibility for the production of films. Substantially all of the Company’s resources are dedicated to the production of its films. Capitalized production overhead does not include selling, general and administrative expenses. Interest expense on funds invested in production is capitalized into film costs until production is completed. In addition to the films being produced, costs of productions in development are capitalized as development film costs in accordance with the provisions of the SOP and are transferred to film production costs when a film is set for production. In the event a film is not set for production within three years from the time the first costs are capitalized or the film is abandoned, all such costs are generally expensed.

Film Cost Amortization - Once a film is released, film costs are amortized and participations and residual costs are accrued on an individual film basis in the proportion that the revenue during the period for each film (“Current Revenue”) bears to the estimated remaining total revenue to be received from all sources for each film (“Ultimate Revenue”) as of the beginning of the current fiscal period as required by the SOP. The amount of film costs that is amortized each period will depend on the ratio of Current Revenue to Ultimate Revenue for each film for such period. The Company makes certain estimates and judgments of Ultimate Revenue to be received for each film based on information received from its distributor and its knowledge of the industry. Ultimate Revenue does not include estimates of revenue that will be earned beyond ten years of a film’s initial theatrical release date.

Unamortized film production costs are evaluated for impairment each reporting period on a film-by-film basis in accordance with the requirements of the SOP. If estimated remaining net cash flows are not sufficient to recover the unamortized film costs for that film, the unamortized film costs will be written down to fair value determined using a net present value calculation.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

Income Taxes

The Company accounts for income tax under the provisions of SFAS No.109 "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statements bases of assets and liabilities.  Valuation allowances are established against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. There are no deferred tax amounts at June 30, 2009 and 2008.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income/(loss). Other comprehensive income refers to revenue, expenses, gains and losses that under generally accepted accounting principles are recorded as an element of stockholders’ equity but are excluded from net income. During the periods presented, other comprehensive income (loss) includes changes in cumulative translation adjustment from foreign currency translation.

Earnings Per Share

The Company calculates net income per share in accordance with SFAS No. 128, “Earnings Per Share”. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At June 30, 2009 and 2008, respectively, the Company had no common stock equivalents that could potentially dilute future earnings per share.

Recent Accounting Pronouncements

Effective July 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements”, which provides guidance on how to measure assets and liabilities that use fair value. SFAS No. 157 applies whenever another U.S. GAAP standard requires (or permits) measurement of assets or liabilities at fair value, but does not expand the use of fair value to any new circumstances. The Company also adopted Financial Accounting Standards Board (“FASB”) Staff Position ("FSP") No. FAS 157-2, “Effective Date of FASB Statement No. 157”, which allows the Company to partially defer the adoption of SFAS No. 157. This FSP defers the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Nonfinancial assets and nonfinancial liabilities include all assets and liabilities other than those meeting the definition of a financial asset or financial liability as defined in paragraph 6 of SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. The adoption of SFAS No. 157 and FSP No. FAS 157-2 had no impact on our financial statements.

In December 2007, the FASB issued SFAS No. 141R, "Business Combinations", which establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and for disclosure to enable evaluation of the nature and financial effects of the business combination. SFAS No. 141R is effective for the Company beginning in fiscal 2010. The Company adopted this standard as of July 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements”, an amendment of Accounting Research Bulletin No. 51. SFAS No. 160 introduces significant changes in the accounting and reporting for business acquisitions and noncontrolling interest in a subsidiary. SFAS No. 160 also changes the accounting and reporting for the deconsolidation of a subsidiary. Companies are required to adopt the new standard for fiscal years beginning after January 1, 2009. The Company adopted this standard effectively July 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In April 2008, the FASB issued Staff Position FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets". The FSP amends the factors considered in developing renewal or extension assumptions for determining the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets". The FSP's intent is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under other accounting principles generally accepted in the U.S. Companies must adopt the FSP for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. Companies must apply the guidance for determining the useful life of a recognized intangible asset prospectively to intangible assets acquired after the effective date. Companies must also apply certain disclosure requirements prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The Company adopted this standard effectively July 1, 2009 and does not expect it to have an impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS No. 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009. Since SFAS No. 165 at most requires additional disclosures, the adoption did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

3. Notes Receivable

Notes receivable at June 30, 2008 consists of the following:

Notes receivable	$2,148,355
Accrued interest	210,176
$2,358,531

The notes receivables are unsecured and due on demand. Interest rate is charged at 20% over the term of the notes. Interest income for the years ended June 30, 2009 and 2008 was $220,322 and $157,504 for the notes above. All of the notes receivables were collected during fiscal 2009 and there are no outstanding notes receivables at June 30, 2009.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

4. Fixed Assets

Fixed assets consist of the following:

	Year Ended June 30,
Asset Category	2008	2009
Electronic Equipment	$147,887	$148,474
Communication Equipment	625	627
Machinery Equipment	85,226	85,565
Automobiles	46,580	46,765
Office Furniture	1,022	1,026
Leasehold improvement	49,127	49,323
	330,467	331,780
Less: Accumulated depreciation	(150,428)	(222,567)
Fixed assets, net	$180,039	$109,213

Depreciation expense for the years ended June 30, 2009 and 2008 was $71,526 and $69,597, respectively.

5. Film Costs and Assets Held for Sale

Film costs consist of the following:

	June 30,
	2009	2008
In release, net of amortization:
TV Series	$1,759,825	$2,482,610
Documentary	7,327	7,297
Film	-	67,676
	1,767,152	2,557,583
Held for sale	1,172,240	-
Film costs	$594,912	$2,557,583

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

Amortization of film cost was included in cost of revenues. See Note 8 for details.

The Company anticipates that approximately all “in release” film costs as of June 30, 2009 will be amortized over the next 12 months.

In October 2009, the Company negotiated with third party buyers to sell two of its TV series at the historical costs. See Note 11 for details.  As of June 30, 2009, the costs related to these two TV series were classified as “assets held for sale” on the balance sheet.

6. Short Term Debt

Short term debt consists of the following:

	June 30,
	2009	2008
Loan from individual	$-	$72,975
Loan from an unrelated company	117,224	116,760
Total short term debt	$117,224	$189,735

The short term debts are unsecured, due on demand and non-interest bearing.

7. Related Party Transactions

The Company advanced $511,571 and $200,896, including accrued interest to two related companies, Xi’An Zhengnuo TV Media Ltd. and Shaan’Xi Western Capital Investment Management Ltd., respectively, during fiscal 2008. The notes are unsecured and due on demand. Interest is charged at 20% over the term of the notes. Interest income for the years ended June 30, 2009 and 2008 was $58,009 and $39,779, respectively. The notes receivables were collected during fiscal 2009 and there are no outstanding related party notes receivables at June 30, 2009.

Mr. Dean Li, President and General Manager, had advanced $21,893 to the Company during the year ended June 30, 2008. The shareholder loan is free of interest with no maturity date. For the years ended June 30, 2009 and 2008, the shareholder loan has an outstanding balance of $21,980 and $21,893, respectively.

Mr. Bin Li, Director, had advanced $45,907 to the Company during the year ended June 30, 2009. The shareholder loan is free of interest and no maturity date. For the year ended June 30, 2009, the shareholder loan has an outstanding balance of $45,907.

The Company also leased an office space from a related party with a monthly rent of approximately $950. (Note 10)

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

8. Revenues and Cost of Revenues

The Company’s revenues by film and TV series are as follows:

	Year Ended June 30
	2009	2008
Invisible Wings - Film	$452,180	$33,273
Awards of Invisible Wings - Film	-	41,783
Special Mission - TV series	-	1,955,198
Lotus Lantern Prequel - TV series	1,223,275	-
Total Revenues	$1,675,455	$2,030,254

The Company’s cost of revenues by film and TV series are as follows:

	Year Ended June 30
	2009	2008
Invisible Wings - Film	$67,931	$4,999
Special Mission - TV series	-	481,915
Lotus Lantern Prequel - TV series	732,500	-
Total Cost of Revenues	$800,431	$486,914

9. Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns.

The Company’s taxes were subject to a full valuation allowance as follows:

	Year ended June 30, 2009	Year ended June 30, 2008
Computed tax benefit at statutory rate	$(141,752)	$(205,179)
Change in valuation allowance	141,752	205,179
Income tax expense (benefit)	$-	$-

The net deferred tax asset of $1,277,295 generated by the loss carry-forward has been fully reserved.

The tax authority of the PRC conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized. It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

The Company has no United States corporate income tax liability as of June 30, 2009 and 2008.

Vallant Pictures Entertainment Co., Ltd.
Notes to the Consolidated Financial Statements
Years ended June 30, 2009 and 2008
(Expressed in US dollars)

10. Commitments and Contingencies

The Company occupies two office spaces in Xi’An, China during fiscal 2009 and 2008. One was leased from a related party with a monthly rent of approximately $950 and the other one was leased from a third party with a monthly rent of $7,300. The lease with the third party was terminated in December 2009. Rent expense for the years ended June 30, 2009 and 2008 was $106,827 and $48,204, respectively. Currently, the Company leases its office spaces on month-to-month basis, thus there are no outstanding commitments with respect to operating lease at June 30, 2009.

11. Subsequent Events

On July 12, 2009, the Company loaned Shaan’Xi Railroad Transportation Trading Ltd. $3,370,190 under a six month term note. The note matures on January 11, 2010 and has an annual interest rate of 2%.

On September 16, 2009 the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with China Media Inc. and Bin Li, the Company’s sole shareholder.  The transaction was closed on November 30, 2009. According to the terms of the Share Exchange Agreement, Mr. Li agreed to sell the sole issued and outstanding common share of the Company in exchange for 7,000 shares of China Media’s common stock. Therefore, the Company has become the wholly owned subsidiary of China Media Inc.

On October 16, 2009, the Company loaned ShaanXi Goethe Business Trading Ltd. $1,078,245 under a three month term note. The note matures on January 15, 2010 and has an annual interest rate of 4%.

On October 25, 2009, the Company entered into a film sales agreement to transfer its interest in Fox-Hunting for approximately $878,000.

On October 27, 2009, the Company entered into a film sales agreement to transfer its interest in Desert Love Story for approximately $293,000.

The Company has evaluated all subsequent events through November 30, 2009, the date of this filing.

Management's Discussion and Analysis of Financial Position and Results of Operations

The following is a discussion of Vallant’s financial statements for the quarterly period ended September 30, 2009 and for the years ended June 30, 2009 and 2008.  As described above, the financials of Vallant will be our financials going forward due to the reverse take-over accounting treatment of the share exchange transaction.  Pro-forma financial statements which combine both our financial statements and Vallant’s financial statements for the quarterly period ended September 30, 2009 are filed as Exhibit 99.1 to this registration statement.

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this registration statement.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the three months ended September 30, 2009

As of September 30, 2009 we had $5,284 in cash, current assets of $4,901,827, current liabilities of $382,927 and a working capital surplus of $4,518,900.  As of September 30, 2009 we had total assets of $6,903,261.

During the three months ended September 30, 2009 we spent net cash of $21,866 on operating activities, compared to net cash spending of $39,563 on operating activities during the same period in 2008.  The decrease in expenditures on operating activities for the three months ended September 30, 2009 was primarily due to a decrease in our net operating loss.

During the three months ended September 30, 2009 we spent net cash of $3,370,190 on investing activities, all of which was on loans made to others. We did not engage in any investing activities during the same period in 2008.

During the three months ended September 30, 2009 we received net cash of $21,980 from financing activities, compared to net cash received of $45,908 from financing activities during the same period in 2008.  All of our receipts from financing activities during the three months ended September 30, 2009 and 2008 were in the form of proceeds from related parties.

During the three months ended September 30, 2009 we recognized a loss of $89 due to the effect of exchange rates on our cash, compared to a loss of $6,022 due to the same effect during the same period in 2008.  Our net cash decreased by $3,370,165 during the quarterly period ended September 30, 2009, compared to a net cash increase of $323 during the same period in 2008. The decrease in cash during the three months ended September 30, 2009 was largely a result of the $3,370,190 loan we made to Shaan’Xi Railroad Transportation Trading Ltd. on July 12, 2009 under a six month term note.  The maturity date of the note is January 11, 2010 and the note bears interest at an annual rate of 2%.  We entered into this loan to use excess cash which we had on hand, as we did not anticipate requiring the cash for any film or television series development.

For the years ended June 30, 2009 and June 30, 2008

As of June 30, 2009 we had $3,375,449 in cash, current assets of $4,901,946, current liabilities of $361,211 and a working capital surplus of $4,540,735.  As of June 30, 2008 we had $26,243 in cash, current assets of $3,146,083, current liabilities of $355,951 and a working capital surplus of $2,790,132. As of June 30, 2009 we had total assets of $6,918,980, compared to total assets of $5,972,096 as of June 30, 2008.

During the year ended June 30, 2009 we received net cash of $574,764 from operating activities, compared to net cash received of $1,347,836 from operating activities during the year ended June 30, 2008.  The decrease in receipts from operating activities during the year ended June 30, 2009 was primarily due to an increase in our accounts receivable and a decrease in our net income.  These changes were somewhat offset by increases in our cost or revenues and accounts payable and a decrease in our accrued interest on notes receivable during the same year.

During the year ended June 30, 2009 we received net cash of $2,801,324 from investing activities, including $2,156,892 from collecting notes receivable and $644,432 from collecting notes receivable from related parties.  We did not spend any cash on any investing activities during that year.  During the year ended June 30, 2008 we spent net cash of $1,319,806 on investing activities, including $1,015,812 on film costs, $53,091 on the purchase of fixed assets, $1,459,500 on loans and $240,818 on loans to related parties, but we also received $1,434,820 from collecting notes receivable.

During the year ended June 30, 2009 we spent net cash of $27,353 on financing activities, compared to net cash spending of $338,733 on financing activities during the year ended June 30, 2008.  The decrease in net cash spending on financing activities during the year ended June 30, 2009 was primarily due to decreases in proceeds from short term debt and principal payments both on short term debt and to related parties.  During the year ended June 30, 2009 we spent $73,265 on payments on short term debt and we did not spend any cash on payments to related parties, whereas we spent $291,900 and $265,758, respectively, on such payments during the year ended June 30, 2008.

During the year ended June 30, 2009 we recognized a gain of $471 due to the effect of exchange rates on our cash, compared to a gain of $138,359 due to the same effect during the year ended June 30, 2008.  Our net cash increased by $3,349,206 during the year ended June 30, 2009, compared to a net cash decrease of $172,344 during the year ended June 30, 2008.  The increase in cash for the year ended June 30, 2009 was largely the result of our investing activities, and specifically the collection of notes receivable.

We anticipate that we will meet our ongoing cash requirements by retaining income as well as through equity or debt financing.  We plan to cooperate with various individuals and institutions to acquire the financing required to produce and distribute our films and television series and anticipate this will continue until we accrue sufficient capital reserves to finance all of our productions independently.

We estimate that our expenses over the next 12 months (beginning January 2009) will be approximately $11,150,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	300,000
Film and television series production costs	12 months	8,500,000
Marketing and advertising	12 months	300,000
Investor relations and capital raising	12 months	150,000
Management and operating costs	12 months	250,000
Salaries and consulting fees	12 months	100,000
Fixed asset purchases	12 months	1,500,000
General and administrative expenses	12 months	50,000
Total		11,150,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings.  If we are not able to successfully complete any private placement financings, we plan to cooperate with film and television producers or obtain shareholder loans to meet our cash requirements.  However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds to fully carry out our business plan.

Share Cancellations

On July 7, 2009 we entered into an agreement with Fullead Overseas Limited, a company over which Bin Li, our Director, has sole voting and investment power, to issue Fullead 32,500,000 shares of our common stock at a price of $0.002 for cash proceeds of $65,000.  Pursuant to the terms of this agreement, we were required to enter into share cancellation agreements with holders of 30,800,000 shares of our issued and outstanding common stock and appoint new directors and officers to serve as our Board of Directors and management.  The details of the share cancellations were disclosed in a Current Report on Form 8-K filed with the SEC on July 7, 2009.

Subsequent Events

On September 16, 2009 we entered into a share exchange agreement with Vallant.  The transaction was closed on November 30, 2009.  According to the terms of the share exchange agreement, Vallant agreed to sell its sole issued and outstanding common share in exchange for 7,000 shares of our common stock.  Therefore, Vallant became our wholly owned subsidiary.

On October 16, 2009 we loaned Shanxi Goethe Business Trading Ltd., a company unrelated to us, $1,078,245 under a three month term note.  The maturity date of the note is January 15, 2010 and the note bears interest at a three month rate of 1%.  We entered into this loan to use excess cash which we had on hand, as we did not anticipate requiring the cash for any film or television series development during the three month term of the note.

On October 25, 2009 we entered into a sales agreement to transfer our interest in Fox-Hunting for approximately $878,000.

On October 27, 2009 we entered into a sales agreement to transfer our interest in Desert Love Story for approximately $293,000.

Results of Operations

For the three months ended September 30, 2009 and September 30, 2008

Revenues

During the three months ended September 30, 2009 we did not earn any revenues, we incurred an operating loss of $40,271 and we incurred a net loss of $25,213.  During the three months ended September 30, 2008 we did not earn any revenues, we incurred an operating loss of $63,948 and we incurred a net loss of $40,038.

Expenses

During the three months ended September 30, 2009 we incurred $24,671 in general and administrative expenses and $15,600 in depreciation and amortization expenses, compared to $45,203 in general and administrative expenses and $18,745 in depreciation and amortization expenses during the same period in 2008.

For the years ended June 30, 2009 and June 30, 2008

Revenues

During the year ended June 30, 2009 we generated $1,675,455 in revenues, compared to revenues of $2,030,254 during the year ended June 30, 2008.  Our cost of revenues increased from $486,914 to $800,431 from the year ended June 30, 2008 to June 30, 2009.  As a result, our gross profit decreased from $1,543,340 during the year ended June 30, 2008 to $875,024 during the year ended to June 30, 2009.

We also generated interest income of $278,331 during the year ended June 30, 2009 and $197,283 during the year ended June 30, 2008.

Expenses

For the years ended June 30, 2009 and June 30, 2008 our expenses were as follows:

Type of Expense	June 30, 2009 ($)	June 30, 2008 ($)
Cost of revenues	800,431	486,914
Selling, general and administrative	153,098	295,956
Depreciation and amortization	92,860	92,660
Impairment loss	-	41,169

During the year ended June 30, 2009 our total expenses were $1,046,389 including cost of revenues, compared to total expenses of $916,699 including cost of revenues during the year ended June 30, 2008.  Not accounting for cost of revenues, our total expenses during the year ended June 30, 2009 were $245,958 compared to total expenses of $429,785 during the year ended June 30, 2008.

Net Income

For the year ended June 30, 2009 we generated net income of $907,397 before minority interest, compared to net income before minority interest of $1,310,838 for the year ended June 30, 2008.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the years ended June 30, 2009 and 2008.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Principles of Consolidation

Our consolidated financial statements include our accounts and the accounts of Xi’An TV Media, which is a variable interest entity with us as the primary beneficiary.  In accordance with Financial Accounting Standards Board Interpretation No. 46 (Revised) (“FIN46R”), Consolidation of Variable Interest Entities, we identify entities for which control is achieved through means other than through voting rights (a "variable interest entity" or "VIE") and determine when and which business enterprise, if any, should consolidate the VIE.

We evaluated our participating interest in Xi’An TV Media and concluded we are the primary beneficiary of Xi’An TV Media, a variable interest entity as defined under FIN46R.  We consolidated Xi’An TV Media and all significant intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including estimates of ultimate revenues and ultimate costs of film and television product, estimates of product sales that will be returned and the amount of receivables that ultimately will be collected, the potential outcome of future tax consequences of events that have been recognized in our financial statements and loss contingencies.  Actual results could differ from those estimates.  To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected.  Estimates are based on past experience and other assumptions that management believes are reasonable under the circumstances, and management evaluates these estimates on an ongoing basis.

Earnings Per Share

We calculate net income per share in accordance with FASB ASC 260 “Earnings Per Share”. Basic earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during each period.  Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Costs of Revenues

Film Costs – We capitalize film costs in accordance with FASB ASC 926, “Accounting by Producers or Distributors of Films”.  Film costs are stated at the lower of cost, less accumulated amortization, or fair value.  Production overhead, a component of film costs, includes allocable costs of individuals or departments with exclusive or significant responsibility for the production of films.  Substantially all of our resources are dedicated to the production of our films.  Capitalized production overhead does not include selling, general and administrative expenses.  Interest expense on funds invested in production is capitalized into film costs until production is completed.  In addition to the films being produced, costs of productions in development are capitalized as development film costs in accordance with the provisions of ASC 926 and are transferred to film production costs when a film is set for production.  In the event a film is not set for production within three years from the time the first costs are capitalized or the film is abandoned, all such costs are generally expensed.

Film Cost Amortization – Once a film is released, film costs are amortized and participations and residual costs are accrued on an individual film basis in the proportion that the revenue during the period for each film (“Current Revenue”) bears to the estimated remaining total revenue to be received from all sources for each film (“Ultimate Revenue”) as of the beginning of the current fiscal period as required by ASC 926.  The amount of film costs that is amortized each period will depend on the ratio of Current Revenue to Ultimate Revenue for each film for such period.  We make certain estimates and judgments of Ultimate Revenue to be received for each film based on information received from our distributor and our knowledge of the industry.  Ultimate Revenue does not include estimates of revenue that will be earned beyond ten years of a film’s initial theatrical release date.

Unamortized film production costs are evaluated for impairment each reporting period on a film-by-film basis in accordance with the requirements of ASC 926.  If estimated remaining net cash flows are not sufficient to recover the unamortized film costs for that film, the unamortized film costs will be written down to fair value determined using a net present value calculation.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

Directors and Executive Officers

Directors and Officers

Our Bylaws state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

Our current directors and officers are as follows:

Name	Age	Position
Dean Li	46	President, Chief Executive Officer, Secretary and Director
Ying Xue	38	Chief Financial Officer, Principal Accounting Officer and Treasurer
Bin Li	41	Director
Shengli Liu	38	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Dean Li, President, Chief Executive Officer, Secretary and Director

Dean Li has served as our President, Chief Executive Officer, Secretary and Director since July 7, 2009.  Mr. Li has significant experience in China’s capital markets and corporate management.  He received his Bachelor’s degree in radio engineering technology from the Chinese People’s Liberation Military Academy in 1985, and was awarded the military rank of Technical Captain in 1987.  After ending his military career in 1993, Mr. Li was appointed as the General Manager of the Shanghai Branch Company of Shaan’Xi Province International Trust Investment Holding Co., where he remained until 1998.

From 1998 to 2001, Mr. Li worked as the Assistant to the General Manager of Wuhan International Financial Leasing Co., and he also held the position of General Manager of Wuhan Zhongnan Securities Corp.  From 2001 to 2005, Mr. Li served as the Northern Area General Manager of Wuhan Securities Co. Ltd.  From 2000 to 2001, he also served as a Director in a Chinese publicly listed company, Dalian Thermoelectricity Holding Ltd.

Mr. Li earned a Master’s degree of enterprise culture from the Central China Normal University in 2004.  Since 2005 he has served on the board of directors of Xi’An TVMEDIA Co., Ltd. and Shaan’Xi Western Capital Investment Management Co., Ltd.

Ying Xue, Financial Officer, Principal Accounting Officer and Treasurer

Ying Xue has served as our Chief Financial Officer, Principal Accounting Officer and Treasurer since July 7, 2009.  Ms. Xue has 18 years of experience in accounting and financial management.  She earned a Bachelor’s degree in economic management from Shaan’Xi Provincial Administrative College in 2001.  From 1991 to 1992, she worked as an accountant for Xi’An City Mechanism Research Institute., and from 1992 to 2006 she worked as an accounting officer for Xi’An International Economic Technical Trading Co.

In 2006, Ms. Xue joined Xi’An TVMEDIA Co., Ltd. as a financial manager.  She acquired an intermediate accountant certificate in 2002 and a Chinese CPA certificate in 2005.

Bin Li, Director

Bin Li has served as our Director since July 7, 2009.  Mr. Li has 18 years of experience in the movie and TV industry in China.  In 2006, Mr. Li invested in Xi’An TVMEDIA Co., Ltd. and became one of its major shareholders.  From 1987 to 1990, he served in the 77th unit of the Chinese People’s Liberation Army, and from 1991 to the present he has worked in production for Xi’An Movie Studio, one of the most famous movie studios in China.

Shengli Liu, Director

Shengli Liu has served as our Director since July 7, 2009.  Mr. Liu has over 10 years of experience in business management.  He was one of the founders of Shaan’Xi Li Bao Ecological Technology Stock Co., Ltd. and has served as the company’s as Chairman since 2002.

In 1998, Mr. Liu founded Shaan’Xi Heng Li Da Real Estate Co. Ltd., where he is currently engaged in various aspects of the real estate business and serves as Chairman and General Manager. In 2001, Mr. Liu founded Shaan’Xi Henglida Commercial Co., Ltd., a company of which he is also currently the Chairman and General Manager.  From 2000 to 2002, Mr. Liu was in charge of the reorganization of the ZhongShanMen Printing Factory in Xi’An, where he facilitated an asset acquisition valued at approximately $1,250,000.

Other Directorships

None of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which the slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions.  The Board may request additional information from each candidate prior to reaching a determination.  The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, where the judgment has not been reversed, suspended, or vacated.

Audit Committee

We do not currently have an audit committee or a committee performing similar functions. The Board of Directors as a whole participates in the review of financial statements and disclosure.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees.  When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Darrin Zinger (2)	2008	1,600 (3)	1,600 (3)

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Darrin Zinger served as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director from September 13, 2008 to July 7, 2009.

(3)	Consisted of a monthly fee of $400 for management services paid pursuant to the terms of a consulting agreement.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to December 22, 2009. As of December 22, 2009 we did not have any stock option plans.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to December 22, 2009.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of December 22, 2009, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of December 22, 2009, there were 39,750,000 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted.  The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this registration statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (5)
Common Stock	Bin Li (1) 12/F, Block D, Chang An Guo Ji No. 88 Nan Guan Zheng Street Beilin District, Xi’An Shaan’Xi Province, China	2,007,000	5.0
Common Stock	Dean Li (2) 5/F, Huaxing Building No. 57 Keji 3 Road Gaoxing District, Xi'An Shaan'Xi Province, China	0	0
Common Stock	Shengli Liu (3) 4/F, Building A No. 12 Xiangzimiao Street Nanmenli District, Xi'An Shaan’Xi Province, China	0	0
Common Stock	Ying Xue (4) Room 705, 7/F, Shiguang 2000 Building No. 8 Wu Xing Street Lianhu District, Xi'An Shaan'Xi Province, China	0	0
	All Officers and Directors as a Group	2,007,000	5.0
Common Stock	Chen Tao Room 502, Unit 2, 8/F, Xiying Village Yanta District, Xi’An Shaan’Xi Province, China	2,005,000	5.0
Common Stock	Jing Mu Room 11, Building 1 No. 62 Daxing Road Lianhu District, Xi’An Shaan’Xi Province, China	11,500,000	29
Common Stock	Hao Sun No. 201 Shangqin Road Xincheng District, Xi’An Shaan’Xi Province, China	10,000,000	25
Common Stock	Wenqian Shen 12/F, Chang An International Plaza No. 88 Nanguanzheng Street Beilin District, Xi’An Shaan’Xi Province, China	5,000,000	13
Common Stock	Zhongchi Li Room 106 2/F No. 1 Xisi Road Xincheng District, Xi’An Shaan’Xi Province, China	3,000,000	8
	All Others as a Group	31,505,000

(1)	Bin Li is our Director.

(2)	Dean Li is our President, Chief Executive Officer, Secretary and Director.

(3)	Shengli Liu is our Director.

(4)	Ying Xue is our Chief Financial Officer, Principal Accounting Officer and Treasurer.

(5)	Based on 39,750,000 issued and outstanding shares of our common stock as of December 22, 2009

Changes in Control

As of December 22, 2009 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

Dean Li, our President, Chief Executive Officer, Secretary and Director, advanced $21,893 to us during the year ended June 30, 2008.  This shareholder loan is interest-free and has no maturity date.  For the years ended June 30, 2009 and 2008 this shareholder loan had outstanding balances of $21,980 and $21,893, respectively.

Bin Li, our Director, advanced $45,907 to us during the year ended June 30, 2009.  This shareholder loan is interest-free and has no maturity date.  For the year ended June 30, 2009 this shareholder loan had an outstanding balance of $45,907.

On July 7, 2009 we issued 32,500,000 shares of our common stock to Fullead Overseas Limited, a company controlled by our director Bin Li, at a price of $0.002 for aggregate proceeds of $65,000.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  At the moment, only Shengli Liu could be considered an independent director under most definitions of “independence”.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

Item 13. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$1
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Printing and marketing expenses	100
Miscellaneous	99
Total	$51,200

Item 14. Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article VII of our Bylaws, filed as Exhibit 3.2 to this Registration Statement; and

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15. Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•	On October 17, 2007 we issued 30,000,000 shares of our common stock to our former sole officer and director at a price of $0.002 per share for cash proceeds of $60,000.

•	On October 17, 2007 we issued 5,000,000 shares of our common stock to the spouse of our former sole officer and director at a price of $0.002 per share for cash proceeds of $10,000.

•	On October 30, 2007 we issued 3,000,000 shares of our common stock to an investor at a price of $0.004 per share for cash proceeds of $12,000.

•	In December 2007 we issued 12,000 shares of our common stock to various investors at a price of $0.25 per share for cash proceeds of $3,000.

•	On March 1, 2008 we issued 16,500 shares of our common stock to various investors at a price of $0.25 per share for cash proceeds of $4,125.

•	On April 9, 2008 we issued 12,000 shares of our common stock to various investors at a price of $1.00 per share for cash proceeds of $12,000.

•
On April 10, 2008 we issued 2,000 shares of our common stock to an investor at a price of $0.25 per share for cash proceeds of $500.  These shares were subscribed and paid for on December 7, 2007, but were not issued at that time due to an administrative delay.

•
On July 7, 2009 we issued 32,500,000 shares of our common stock to Fullead Overseas Limited, a company over which Bin Li, our Director, has sole voting and investment power, at a price of $0.002 for cash proceeds of $65,000.

These shares were issued without a prospectus pursuant to Regulation S of the Securities Act.  Our reliance upon Rule 903 of Regulation S was based on the fact that the sale of the securities was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Item 16. Exhibits

Exhibit Number	Exhibit Description
2.1	Share Exchange Agreement with Bin Li and Vallant Pictures Entertainment Co., Ltd., dated September 16, 2009 (1)
3.1	Articles of Incorporation of China Media Inc. (formerly Protecwerx Inc.) (2)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on August 6, 2009 (3)
3.3	Bylaws of China Media Inc. (formerly Protecwerx Inc.) (2)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (2)
5.1	Legal Opinion of Dennis Brovarone, Attorney at Law
10.1	Technical Consultancy and Services Agreement between Vallant Pictures Entertainment Co., Ltd. and Xi’An TV Media Inc. dated May 23, 2007 (4)
10.2	Business Operating Agreement between Vallant Pictures Entertainment Co., Ltd., Xi’An TV Media Ltd. and the Shareholders of 62.16% of Xi’An TV Media Inc. dated May 23, 2007 (4)
10.3	Equity Pledge Agreement between Vallant Pictures Entertainment Co., Ltd. and each of the Shareholders of Xi’An TV Media Inc. dated May 23, 2007 (4)
10.4	Exclusive Option Agreement between Vallant Pictures Entertainment Co., Ltd., Xi’An TV Media Inc. and each of the Shareholders of Xi’An TV Media Inc. dated May 23, 2007 (4)
21	List of Subsidiaries: Vallant Pictures Entertainment Co., Ltd.
23.1	Consent of Malone & Bailey, PC
23.2	Consent of Dennis Brovarone, Attorney at Law (see exhibit 5.1)
99.1	Unaudited Pro Forma Balance Sheet as of September 30, 2009 and Unaudited Pro Forma Statements on Operations for the period ended September 30, 2009

(1)           Included as an exhibit to our Current Report on Form 8-K filed on September 18, 2009.
(2)           Included as an exhibit to our Registration Statement on Form S-1 filed on May 16, 2008.
(3)           Included as an exhibit to our Current Report on Form 8-K filed on August 14, 2009.
(4)           Included as an exhibit to our Current Report on Form 8-K filed on November 30, 2009

Item 17. Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xi’An, Shaan’Xi Province, People’s Republic of China, on December 22, 2009.

CHINA MEDIA INC.

By:	/s/ Dean Li
Dean Li
President, Chief Executive Officer, Secretary, Director

In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Dean Li	President, Chief Executive Officer, Secretary, Director	December 22, 2009
Dean Li

/s/ Ying Xue	Chief Financial Officer, Principal Accounting Officer, Treasurer	December 22, 2009
Ying Xue

/s/ Bin Li	Director	December 22, 2009
Bin Li

/s/ Shengli Liu	Director	December 22, 2009
Shengli Liu

China Media Inc.
(A Development Stage Company)
October 31, 2009
(Unaudited)

Financial Statement Index

Balance Sheets	F-22
Statements of Expenses	F-23
Statements of Cash Flows	F-24
Notes to the Financial Statements	F-25

Protecwerx Inc.
(A Development Stage Company)
Report and Financial Statements
January 31, 2009 and 2008
(Expressed in US Dollars)

CHINA MEDIA INC.
(formerly PROTECWERX INC.)
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

	October 31, 2009	January 31, 2009
ASSETS

Current assets
Cash	$355	$3,085
Prepaid fees and expenses	-	-

Total current assets	$355	$3,085

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current liabilities
Accounts payable related party	$600	$-
Accounts payable and accrued liabilities	500	3,417

Total current liabilities	1,100	3,417

Stockholder’s Deficit
Preferred Stock, $0.00001 par value; authorized
20,000,000 shares, none issued and outstanding
Common Stock, $0.00001 par value; authorized
180,000,000 shares, issued and outstanding 39,743,000 and 38,043,000, respectively	397	380
Additional paid in capital	166,728	101,745
Deficit accumulated during development stage	(167,870)	(102,457)

Total stockholders’ deficit	(745)	(332)

Total liabilities and stockholder’s deficit	$355	$3,085

The accompanying notes are an integral part of these financial statements

CHINA MEDIA INC.
(formerly PROTECWERX INC.)
(A Development Stage Company)
STATEMENTS OF EXPENSES
(Unaudited)

	Three months ended		Nine months ended		October 16, 2007 (Date of Inception) to
	October 31,		October 31,		October 31,
	2009	2008	2009	2008	2009

Expenses
Research and development	$-	$-	$-	$-	$8,000
General and administrative	600	7,681	65,413	42,985	159,870

Net loss for the period	$(600)	$(7,681)	$(65,413)	$(42,985)	$(167,870)

Basic and diluted loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding	39,743,000	38,043,000	38,652,524	38,037,480

The accompanying notes are an integral part of these financial statements

CHINA MEDIA INC.
(formerly PROTECWERX INC.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended		October 16, 2007 (Date of Inception) to
	October 31,		October 31,
	2009	2008	2009

Cash Flows used in Operating Activities
Net loss	$(65,413)	$(42,985)	$(167,870)
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Prepaid expenses		2,167
Accounts payable and accrued liabilities	(2,917)	(229)	500

Net cash used in operating activities	(68,330)	(41,047)	(167,370)

Financing Activities
Proceeds on sale of common stock	65,000	16,625	167,125
Proceeds from related party loan	10,600		10,600
Principal payments on related party loan	(10,000)		(10,000)

Net cash provided by financing activities	65,600	16,625	167,725

Net change in cash	(2,730)	(24,442)	355

Cash, beginning of the period	3,085	39,427	-

Cash, end of the period	$355	$15,005	$355

Supplementary disclosure of cash flow information:
Cash paid for interest	$-	$-	$-

The accompanying notes are an integral part of these financial statements

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements of China Media Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in China Media’s 10-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which substantially duplicate the disclosure contained in the audited financial statements for fiscal 2009 as reported in the Form 10-K have been omitted.

Effective for the quarter ended July 31, 2009, the Company implemented ASC 855 , Subsequent Events . This standard establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The adoption of ASC 855 did not impact the Company’s financial position or results of operations. The Company evaluated all events or transactions that occurred after October 31, 2009 up through December 10, 2009, the date the Company issued these financial statements

In July 2009, the FASB issued new guidance relating to the “FASB Accounting Standards Codification” at ASC 105, as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC 105. All other accounting literature not included in the Codification is nonauthoritative. Management is currently evaluating the impact of the adoption of ASC 105 but does not expect the adoption of ASC 105 to impact the Company’s results of operations, financial position or cash flows.

Note 2 Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next twelve months.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At October 31, 2009, the Company had not yet achieved profitable operations, has accumulated losses since its inception and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern.  Management has no formal plan in place to address this concern other than the Company attempting to obtain additional funds by equity financing and/or related party advances; however there is no assurance additional funding will be available.

Note 3 Related Party Transactions

(a) During the nine months ended October 31, 2009, the former company president and shareholder loaned the company $10,000.  The loan is non-interest bearing and has no repayment terms.  This loan was repaid in full on July 7, 2009.

(b)  On October 5, 2009, China Media loaned the company $600 during the period ending October 31, 2009. This loan is non-interest bearing and has no repayment terms.

(c)  On July 31, 2009, the Company cancelled 23,000,000 shares of common stock held by the former president of the Company Jerry Boyd as part of a share financing agreement.

(d)  On July 6, 2009, the Company cancelled 5,000,000 shares of common stock held by the spouse of the former president of the Company as part of the financing agreement with Fullead Overseas Limited.

Note 4 Common Stock

(a)	On July 7, 2009, the Company sold 32,500,000 shares of common stock at $.002 a share for total proceeds of $65,000.

(b)	On July 6, 2009, the Company cancelled 5,000,000 shares of common stock held by the spouse of the former president of the Company as part of the financing agreement with Fullead Overseas Limited.

(c)	On July 6, 2009, the Company cancelled 23,000,000 shares of common stock held by the former president of the Company as part of the financing agreement with Fullead Overseas Limited.

(d)	On July 6, 2009, the Company cancelled 2,800,000 shares of common stock held by Samson Chang as part of the financing agreement with Fullead Overseas Limited.

Note 5 Changes in Management Control

On July 7, 2009 the Company accepted Darrin Zinger’s resignation from all of his officer and director positions with the Company.  Additionally, pursuant to the terms of an agreement with Fullead Overseas Limited, the Company was also required to cancel 30,800,000 shares of its common stock held by its other shareholders and appoint new directors and officers to serve as the board of directors and management of the Company.   In Darrin Zinger’s place, the Company appointed: Dean Li as the Company’s director, President, Chief Executive Officer and Secretary; Ying Xue as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer;  Bin Li as the Company’s director; and Shengli Liu as the Company’s director.

Note 6 Subsequent Events

On November 30, 2009 we purchased Vallant Pictures Entertainment Co., Ltd., a company incorporated in the British Virgin Islands (“Vallant”) for 7,000 common shares to Bin Li, our Director and the former sole shareholder of Vallant.  Mr. Li is the beneficial owner of 2,000,000 additional shares of our common stock.

Vallant has entered into a series of contractual obligations with Xi’An TV Media Co., Ltd., a company incorporated in the People’s Republic of China (“Xi’An TV”) that is engaged in the business of producing and developing television programming for the Chinese market, as well as the holders of 62.61% of the voting shares of Xi’An TV.

We had 39,743,000 shares of our common stock issued and outstanding before the purchase of Vallant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Protecwerx Inc.
(A Development Stage Company)
Vancouver, British Columbia, Canada

We have audited the accompanying balance sheets of Protecwerx Inc. (A Development Stage Company) as of January 31, 2009 and 2008 and the related statements of expenses, cash flows , and stockholders’ equity for the year ended January 31, 2009 and the period from October 16, 2007 (date of inception) through January 31, 2008 and 2009.  These financial statements are the responsibility of the Protecwerx’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Protecwerx Inc. as of January 31, 2009 and 2008 and the results of their expenses and their cash flows for the year ended January 31, 2009 and the period from October 16, 2007 (date of inception) through January 31, 2008 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that Protecwerx Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, Protecwerx Inc. is in the development stage and is yet to attain profitable operations which raise substantial doubt about the it’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Malone & Bailey, P.C.
Malone & Bailey, P.C.
www.malone-bailey.com
Houston, TX
May 1, 2009
See summary of accounting policies and notes to financial statements.

PROTECWERX INC.
(A Development Stage Company)
BALANCE SHEETS
January 31, 2009 and 2008

	2009	2008
ASSETS
Current assets
Cash	$3,085	$39,427
Prepaid fees and expenses	-	2,167

Total current assets	$3,085	$41,594

LIABILITIES AND STOCKHOLDERS’ EQUITY ( DEFICIT )
Current liabilities
Accounts payable and accrued liabilities	$3,417	$4,819

Stockholders’ Equity ( Deficit)
Preferred Stock, $0.00001 par value; authorized
20,000,000 shares, none issued and outstanding
Common Stock, $0.00001 par value; authorized
180,000,000 shares, issued and outstanding 38,043,000 and 38,014,000 , respectively	380	380
Additional paid in capital	101,745	85,120
Deficit accumulated during development stage	(102,457)	(48,725)

Total stockholders’ equity (deficit)	(332)	36,775

Total liabilities and stockholders’ equity (deficit)	$3,085	$41,594

See summary of accounting policies and notes to financial statements.

PROTECWERX INC.
(A Development Stage Company)
STATEMENTS OF EXPENSES

		October 16, 2007	October 16, 2007
	Year ended	(Date of Inception) to	(Date of Inception) to
	January 31,	January 31,	January 31,
	2009	2008	2009

Research and development	$-	$8,000	$8,000
General and administrative expenses	53,732	40,725	94,457

Net loss	$(53,732)	$(48,725)	$(102,457)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	n/a

Weighted average number of common shares outstanding	38,040,000	37,615,107	n/a

See summary of accounting policies and notes to financial statements.

PROTECWERX INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

	Year Ended January 31,	October 16, 2007 (Date of Inception) to January 31,	October 16, 2007 (Date of Inception) to January 31,
	2009	2008	2009

Cash Flows From Operating Activities:
Net loss	$(53,732)	$(48,725)	$(102,457)
Adjustments to reconcile net loss to net
cash used in operating activities:
Prepaids	2,167	(2,167)	-
Accounts payable and accrued
liabilities	(1,402)	4,819	3,417

Net cash used in operating activities	(52,967)	(46,073)	(99,040)

Cash Flows From Financing Activities:
Proceeds from common stock sales	16,625	85,500	102,125

Cash provided by financing activities	16,625	85,500	102,125

Net change in cash	(36,342)	39,427	3,085

Cash, Beginning of Period	39,427	-	-

Cash, End of Period	$3,085	$39,427	$3,085

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

See summary of accounting policies and notes to financial statements.

PROTECWERX INC.
  (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From October 16, 2007 (Date of Inception) to January 31, 2009

	Common Stock		Additional	Deficit Accumulated During Development
	Number	Par Value	Paid-in	Deficit	Total

Common stock issued for cash at initial capitalization- at $0.002	35,000,000	$350	$69,650	$-	$70,000
Common stock issued for cash pursuant to private Placements - at $0.004	3,000,000	30	11,970	-	12,000
Common stock issued pursuant to private placements for cash - at $0.25	14,000	-	3,500	-	3,500
Net loss	-	-	-	(48,725)	(48,725)

Balance, January 31, 2008	38,014,000	380	85,120	(48,725)	36,775

Common stock issued for cash pursuant to private placements – at $0.25	16,500	-	4,125	-	4,125
Common stock issued pursuant to private placements for cash – at $1.00	12,500	-	12,500	-	12,500
Net loss	-	-	-	(53,732)	(53,732)

Balance, January 31, 2009	38,043,000	$380	$101,745	$(102,457)	$(332)

See summary of accounting policies and notes to financial statements.

Protecwerx Inc.
(A Development Stage Company)
Notes to the Financial Statements

Note 1 Description of Business and Significant Accounting Policies

Protecwerx Inc. (“Protecwerx”) was incorporated in the State of Nevada on October 16, 2007.  Protecwerx intends to develop, manufacture and sell protective clothing devices for the general public and specifically operators of recreational vehicles.

At January 31, 2009, substantially all of Protecwerx’s assets and operations are located and conducted in Canada.

Summary of Significant Accounting Policies

a)  Development Stage

Protecwerx is a development stage company as defined in Financial Accounting Standards (“FAS”) No. 7, as it is devoting substantially all of its efforts to developing markets for its product and there have been no significant revenues from planned principal operations from inception through January 31, 2009.  Consequently accumulated amounts are shown from the commencement of this development stage, October 16, 2007.

b)  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  While it is believed that such estimates are reasonable, actual results could differ significantly from those estimates.

c)  Cash and Cash Equivalents

For statement of cash flows purposes, Protecwerx considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

d)  Revenue Recognition

Protecwerx recognizes revenue in accordance with the criteria outlined in the Securities Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”) Revenue Recognition.  Revenues will be recognized when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.  As of January 31, 2009, Protecwerx had no revenues.

Protecwerx Inc.
(A Development Stage Company)
Notes to the Financial Statements

e)  Research and development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. From inception through January 31, 2009, $8,000 was expensed as research and development costs.

f)  Income Taxes

Protecwerx uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109 “Accounting for Income Taxes”.  Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Effective January 31, 2007, Protecwerx implemented the FASB Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes”.  The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS No. 109. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax position.

g)  Basic Loss Per Share

  Protecwerx reports basic loss per share in accordance with FAS No. 128, “Earnings Per Share”.  Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the respective period presented in our accompanying financial statements.  Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).  At January 31, 2009, Protecwerx had no outstanding common stock equivalents.

h)  Stock based compensation

Protecwerx recognizes stock based compensation under SFAS No. 123(R). SFAS 123(R) requires companies to measure the cost of employee services received in exchange for an award of an equity instrument based on the grant-date fair value of the award.  Protexwerx accounts for non-employee share-based awards in accordance with EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquisition, or in Conjunction with Selling, Goods or Services.”

i)  Currency Translation

  Protecwerx’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date in accordance with SFAS No. 52, “Foreign Currency Translation”. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. Protecwerx has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.  As of January, foreign currency translations were nominal.

Protecwerx Inc.
(A Development Stage Company)
Notes to the Financial Statements
Note 2 Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that Protecwerx will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should Protecwerx be unable to continue as a going concern.  At January 31, 2009, Protecwerx had not yet achieved profitable operations, has accumulated losses since its inception and expects to incur further losses in the development of its business, all of which raise substantial doubt about Protecwerx’s ability to continue as a going concern.  Protecwerx’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Note 3 Income Taxes

The Company uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2009, the Company incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by The Company’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $102,000 at January 31, 2009.

At January 31, 2009 and 2008, deferred tax assets consisted of the following:

	2009	2008
Deferred tax assets
Net operating losses	$15,300	$7,309
Less: valuation allowance	(15,300)	(7,309)

Net deferred tax assets	$-	$-

Note 4 Related Party Transactions

(e)  On October 16, 2007, the Company issued 30,000,000 shares of common stock to the President of the Company at $0.002 per share for cash proceeds of $60,000.

(f)  On October 16, 2007, the Company issued 5,000,000 shares of common stock to the spouse of the President of the Company at $0.002 per share for cash proceeds of $10,000.

(g)  Starting in September 08, the Company’s president received a salary of $400 per month for a total paid or accrued during the year ended January 31, 2009 of $2,000.

(h)  Starting in September 08, the Company paid $100 per month for the use of office space at the Company’s president’s residence for a total paid or accrued during the year ended January 31, 2009 of $500.

Protecwerx Inc.
(A Development Stage Company)
Notes to the Financial Statements

Note 5 Common Stock

(e)  On October 16, 2007, the Company issued 30,000,000 shares of common stock to the President of the Company at $0.002 per share for cash proceeds of $60,000.

(f)  On October 16, 2007, the Company issued 5,000,000 shares of common stock to the spouse of the President of the Company at $0.002 per share for cash proceeds of $10,000.

(g)  On October 30, 2007 the Company issued 3,000,000 shares of common stock to a non-US person at $0.004 per share for cash proceeds of $12,000.

(h)  In December 2007 the Company issued 14,000 shares of common stock to non-US people at $0.25 per share for proceeds of $3,500.

(i)  During March 2008, the Company sold 16,500 shares of common stock at $.25 a share for total proceeds of $4,125.

(j)  During April 2008, the Company sold 12,500 shares of common stock at $1.00 a share for total proceeds of $12,500.